UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Ciena Corporation

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Ciena Corporation
1201 Winterson Road
Linthicum, Maryland 21090

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 26, 2008

To the shareholders of Ciena Corporation:

The 2008 Annual Meeting of Shareholders of Ciena Corporation will be held at the Baltimore Marriott Waterfront Hotel located at 700 Aliceanna Street in Baltimore, Maryland, on Wednesday, March 26, 2008 at 3:00 p.m. local time for the following purposes:

1.	To elect three members of the Board of Directors to serve as Class II directors for three-year terms ending in 2011, or until their respective successors are elected and qualified;

2.	To approve the 2008 Omnibus Incentive Plan;

3.	To approve an amendment and restatement of Ciena’s Third Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 140 million to 290 million and to make certain other changes;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as Ciena’s independent registered public accounting firm for the fiscal year ending October 31, 2008; and

5.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

These matters are more fully described in the proxy statement accompanying this notice.

This year, new Securities and Exchange Commission rules allow us to furnish proxy materials to our shareholders on the Internet. We are pleased to take advantage of these new rules and believe that they enable us to provide our shareholders with the information that they need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting.

As shareholders of Ciena, your vote is important. Whether or not you plan to attend the Annual Meeting in person, it is important that you vote as soon as possible to ensure that your shares are represented. Shareholders may listen to a webcast of the Annual Meeting by following the instructions that will be available on the Investor Relations page of our website at www.ciena.com.

By Order of the Board of Directors,

Russell B. Stevenson, Jr.
Secretary

Linthicum, Maryland
February 8, 2008

CIENA CORPORATION
PROXY STATEMENT FOR 2008 ANNUAL MEETING OF SHAREHOLDERS

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CIENA CORPORATION
1201 WINTERSON ROAD
LINTHICUM, MARYLAND 21090

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 26, 2008

Our Board of Directors has made these proxy materials available to you on the Internet, or, upon your request, has delivered printed versions of these materials to you by mail. We are furnishing this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2008 Annual Meeting. The Annual Meeting will be held at the Baltimore Marriott Waterfront Hotel located at 700 Aliceanna Street in Baltimore, Maryland, on Wednesday, March 26, 2008 at 3:00 p.m. local time, or at any adjournment thereof. We mailed our Notice of Internet Availability of Proxy Materials (the “Notice”) to each shareholder entitled to vote at the Annual Meeting on or about February 8, 2008.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Who may vote at the Annual Meeting?

The Board of Directors has set January 28, 2008 as the record date for the Annual Meeting. If you were the owner of Ciena common stock at the close of business on January 28, 2008, you may vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date.

A list of shareholders entitled to vote at the Annual Meeting will be open to examination by any shareholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our corporate offices at 1201 Winterson Road, Linthicum, Maryland 21090, and at the time and place of the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

A majority of our shares of common stock outstanding as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. On the record date, there were 87,046,455 shares of Ciena common stock outstanding. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or properly submit your proxy prior to the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

The items scheduled to be voted on at the Annual Meeting are:

•	the election of three Class II directors to the Board of Directors for three-year terms ending in 2011, or until their respective successors are elected and qualified;

•	the approval of our 2008 Omnibus Incentive Plan;

•	the approval of an amendment and restatement of our Third Restated Certificate of Incorporation, as amended (the “Certificate”), to increase the number of authorized shares of common stock from 140 million to 290 million and to make certain other changes; and

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2008.

We are not currently aware of any other business to be acted upon at the Annual Meeting. If any other matters are properly submitted for consideration at the Annual Meeting, including any proposal to adjourn the Annual Meeting, the persons named as proxies will vote the shares represented thereby in their discretion. Adjournment of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of common stock representing a majority of the votes present in person or by proxy at the Annual Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Annual Meeting.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

•	“FOR” the election of the Class II director nominees named in this proxy statement;

•	“FOR” approval of our 2008 Omnibus Incentive Plan;

•	“FOR” approval of the amendment and restatement of the Certificate; and

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of printed proxy materials?

Pursuant to the new rules adopted by the Securities and Exchange Commission (SEC), we have elected to provide access to our proxy materials over the Internet. Accordingly, we sent a Notice to all of our shareholders as of the record date. All shareholders may access our proxy materials on the website referred to in the Notice. Shareholders may also request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or to request a printed copy can be found on the Notice. In addition, by following the instructions in the Notice, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

How many votes are required to approve each proposal?

During fiscal 2007, we amended our bylaws to adopt a majority vote standard in uncontested director elections. As a result, other than in a contested election (i.e., an election in which the number of candidates exceeds the number of directors to be elected), each director will be elected by the vote of the majority of the votes cast by holders of shares present in person or represented by proxy at the Annual Meeting. For purposes of uncontested director elections, a majority of the votes cast means that the number of votes cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director’s election. In a contested election, however, directors will continue to be elected by plurality vote.

Approval of the amendment and restatement of the Certificate requires the affirmative vote of a majority of the shares outstanding.

Approval of the 2008 Omnibus Incentive Plan and ratification the appointment of our independent registered public accounting firm each require the affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on these proposals.

How are votes counted?

You may vote “FOR,” “AGAINST” or “ABSTAIN” as to any of proposals to be presented at the Annual Meeting that are set forth in this proxy statement. If you abstain from voting on these proposals, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting. An abstention will count as a vote against approval of the amendment and restatement of the Certificate. An abstention will not count as a vote for or against the other proposals and will have no effect on the outcome of the election of our directors.

Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining whether a proposal has been approved. Broker non-votes occur when brokers do not receive voting instructions from their customers and the broker does not have discretionary voting authority with respect to a proposal. If you hold shares through a broker, bank or other nominee and you do not give instructions as to how to vote, your broker may have authority to vote your shares on certain routine items but not on other items. Broker non-votes will not be counted for purposes of the election of directors and will have no effect on the outcome of the vote on the approval or the 2008 Omnibus Incentive Plan or the ratification of our independent registered public accounting firm. Broker non-votes, like abstentions, will have the effect of a vote against the approval of the amendment and restatement of our Certificate, as that approval requires the affirmative vote of a majority of our shares outstanding.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “shareholder of record” with respect to those shares, and the Notice was sent directly to you.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How do I vote my shares without attending the Annual Meeting?

Whether you are a “shareholder of record” or hold your shares in “street name,” you may direct your vote without attending the Annual Meeting in person.

If you are a shareholder of record, you may vote by Internet by following the instructions on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning by mail or by submitting your vote by telephone. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

If you are the beneficial owner of shares held in street name, you may be eligible to vote your shares electronically over the Internet or by telephone by following the instructions on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing the voter instruction card provided by your bank or broker and returning it by mail. If you provide specific voting instructions by mail, telephone or the Internet, your shares will be voted by your broker or nominee as you have directed.

The persons named as proxies are officers of Ciena. All proxies properly submitted in time to be counted at the Annual Meeting will be voted in accordance with the instructions contained therein. If you submit your proxy without voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors set forth above.

How do I vote my shares in person at the Annual Meeting?

Even if you plan to attend the Annual Meeting, we encourage you to vote by telephone or Internet, or by returning a proxy card following your request of printed materials. This will ensure that your vote will be counted if you are unable to, or later decide not to, attend the Annual Meeting. If you are a shareholder of record, you may vote in person by marking and signing the ballot to be provided at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy in your name from your bank, broker or other shareholder of record in order to vote by ballot at the Annual Meeting.

What happens if my shares are held in more than one account?

If your shares are held in more than one account, you will receive a Notice for each account. To ensure that all of your shares in each account are voted, you must vote in accordance with the Notice you receive for each account.

May I revoke my proxy and change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may revoke your proxy by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing at that time that your prior proxy be revoked.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of elections and published in our quarterly report on Form 10-Q for the fiscal quarter ending on April 30, 2008.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our Board of Directors currently consists of nine members. The directors are divided into three classes, with each class serving on the Board of Directors for a staggered three-year term. Class II, whose term expires at the Annual Meeting, consists of Harvey B. Cash, Judith M. O’Brien and Gary B. Smith. At the Annual Meeting, three directors will be elected to fill positions in Class II. Each of the current Class II directors is a nominee for election at the Annual Meeting. The nomination of these directors to stand for election at the Annual Meeting has been recommended by the Governance and Nominations Committee and approved by the Board of Directors. Each of the nominees for Class II, if elected, will serve for a three-year term expiring at the 2011 Annual Meeting, or until his or her successor is elected and qualified.

Each of the nominees has consented to serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election, or declines to accept election, or is otherwise unavailable for election prior to our Annual Meeting, proxies solicited by our Board of Directors will be voted by the proxy holders for the election of any other person or persons as the Board of Directors may recommend, or our Board of Directors, at its option, may reduce the number of directors that constitute the entire Board of Directors.

The following tables present information, including age, term of office and business experience, for each person nominated for election as a Class II director and for those directors whose terms of office will continue after the meeting.

Nominees for Election as Class II Directors with Terms Expiring in 2011

Harvey B. Cash	Mr. Cash, age 69, has served as a director of Ciena since April 1994 and is Ciena’s lead independent director. Mr. Cash is a general partner of InterWest Partners, a venture capital firm in Menlo Park, California that he joined in 1985. Mr. Cash serves on the boards of directors of First Acceptance Corp., i2 Technologies, Inc., Silicon Laboratories, Inc., Argonaut Group, Inc. and Staktek Holdings, Inc.

Judith M. O’Brien	Ms. O’Brien, age 57, has served as a director of Ciena since July 2000. Since November 2006, Ms. O’Brien has served as executive vice president of Obopay, Inc., a provider of mobile payment services.

From February 2001 until October 2006, Ms. O’Brien served as a managing director at Incubic Venture Fund, a venture capital firm. From February 1984 until February 2001, Ms. O’Brien was a partner with Wilson Sonsini Goodrich & Rosati, where she specialized in corporate finance, mergers and acquisitions and general corporate matters. Ms. O’Brien serves on the board of directors of Grandis Inc., a privately held company.

Gary B. Smith	Mr. Smith, age 47, joined Ciena in 1997 and has served as President and Chief Executive Officer since May 2001. Mr. Smith has served as a director of Ciena since October 2000. Mr. Smith serves on the boards of directors for CommVault Systems, Inc. and the American Electronics Association. Mr. Smith also serves as a member of the Global Information Infrastructure Commission.

Class III Directors with Terms Expiring in 2009

Stephen P. Bradley, Ph.D	Professor Bradley, age 66, has served as a director of Ciena since April 1998. Professor Bradley is the William Ziegler Professor of Business Administration and teaches Competitive and Corporate Strategy in the Advanced Management Program at the Harvard Business School. A member of the Harvard faculty since 1968, Professor Bradley is also Chairman of Harvard’s Executive Program in Competition and Strategy: Building and Sustaining Competitive Advantage. Professor Bradley serves on the boards of directors of i2 Technologies, Inc. and the Risk Management Foundation of the Harvard Medical Institutions.

Bruce L. Claflin	Mr. Claflin, age 56, has served as a director of Ciena since August 2006. Mr. Claflin served as President and Chief Executive Officer of 3Com Corporation, a provider of enterprise and small-business networking solutions, from January 2001 until his retirement in February 2006. Mr. Claflin joined 3Com as President and Chief Operating Officer in August 1998. Prior to 3Com, Mr. Claflin served as Senior Vice President and General Manager, Sales and Marketing, for Digital Equipment Corporation. Mr. Claflin also worked for 22 years at IBM, where he held various sales, marketing and management positions, including general manager of IBM PC Company’s worldwide research and development, product and brand management, as well as president of IBM PC Company Americas. Mr. Claflin also serves on the board of directors of Advanced Micro Devices, Inc.

Gerald H. Taylor	Mr. Taylor, age 66, has served as a director of Ciena since January 2000. Mr. Taylor has served as a managing member of mortonsgroup, LLC, a venture partnership specializing in telecommunications and information technology, since January 2000. From 1996 to 1998, Mr. Taylor was Chief Executive Officer of MCI Communications Corporation.

Class I Directors with Terms Expiring in 2010

Lawton W. Fitt	Ms. Fitt, age 54, has served as a director of Ciena since November 2000. From October 2002 to March 2005, Ms. Fitt served as Director of the Royal Academy of Arts in London. From 1979 to October 2002, Ms. Fitt was an investment banker with Goldman

Sachs & Co., where she was a partner from 1994 to October 2002, and a managing director from 1996 to October 2002. Ms. Fitt serves on the boards of directors of Reuters PLC, Citizens Communications Company and Overture Acquisition Corporation, and is a senior advisor of GSC Group.

Patrick H. Nettles, Ph.D	Dr. Nettles, age 64, has served as a director of Ciena since April 1994 and as Executive Chairman of the Board of Ciena since May 2001. From October 2000 to May 2001, Dr. Nettles was Chairman of the Board and Chief Executive Officer of Ciena, and he was President and Chief Executive Officer from April 1994 to October 2000. Dr. Nettles serves as a Trustee for the California Institute of Technology and serves on the board of directors of Axcelis Technologies, Inc. and The Progressive Corporation. Dr. Nettles also serves on the board of directors of Apptrigger, Inc., a privately held company.

Michael J. Rowny	Mr. Rowny, age 57, has served as a director of Ciena since August 2004. Mr. Rowny has been Chairman of Rowny Capital, a private equity firm, since 1999. From 1994 to 1999, and previously from 1983 to 1986, Mr. Rowny was with MCI Communications in positions including President and Chief Executive Officer of MCI’s International Ventures, Alliances and Correspondent Group, acting Chief Financial Officer, Senior Vice President of Finance, and Treasurer. Mr. Rowny serves on the board of directors of Neustar, Inc.

Proposal No. 1 — Recommendation of the Board of Directors

The Board of Directors recommends that Ciena shareholders vote “FOR” the election of the three Class II nominees listed above.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Independent Directors

The Board of Directors has determined that, with the exception of Dr. Nettles and Mr. Smith, both of whom are employees of Ciena, all of its members are “independent directors,” as that term is defined in the listing standards of The NASDAQ Stock Market.

Communicating with the Board of Directors

The Board of Directors has adopted a procedure for receiving and addressing communications from shareholders. Shareholders may send written communications to the entire Board of Directors, to the independent directors serving on the Board, or to any of the Board’s committees, by addressing communications to Ciena Corporation, 1201 Winterson Road, Linthicum, Maryland 21090, Attention: Corporate Secretary. Communication by e-mail should be addressed to ir@ciena.com and marked “Attention: Corporate Secretary” in the “Subject” field. Our General Counsel serves as Corporate Secretary and determines, in his discretion, whether the nature of the communication is such that it should be brought to the attention of the Board, the independent directors or one of the Board committees. In making this determination, the Corporate Secretary takes into account the source of the communication, including the number of shares held by the shareholder (if available); the relevance and reasonableness of the suggestions or ideas contained in the communication; and such other information as he deems relevant to a determination of the value of the information to the performance of the Board’s responsibilities. In case of doubt, the Corporate Secretary errs on the side of transmitting the communication to the directors.

Codes of Ethics

Ciena has adopted a Code of Business Conduct and Ethics that is applicable to all of its directors, officers and employees. The Code of Business Conduct and Ethics reflects Ciena’s policy of dealing with all persons, including our customers, employees, investors, and suppliers, with honesty and integrity. All new employees are required to complete training on our Code of Business Conduct and Ethics and we conduct periodic courses related to specific topics contained therein.

Ciena has also adopted a Code of Ethics for Senior Financial Officers that is specifically applicable to Ciena’s Chief Executive Officer, Chief Financial Officer and Controller. Its purpose is to promote honest and ethical conduct, and compliance with the law, particularly as it relates to the maintenance of Ciena’s financial records and the preparation of financial statements filed with the SEC. Our Code of Ethics for Senior Financial Officers complies with the requirements of Section 406(c) of the Sarbanes-Oxley Act.

A copy of Ciena’s Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers can each be found on the Corporate Governance page of the Investor Relations portion of our website at www.ciena.com. You may also obtain copies of these documents without charge by writing to: Ciena Corporation, 1201 Winterson Road, Linthicum, Maryland 21090, Attention: Corporate Secretary.

Principles of Corporate Governance

Our Board has adopted Principles of Corporate Governance that govern, among other things, the composition, structure, interaction and operation of the Board of Directors. Some of the key governance features in the Principles of Corporate Governance, as well as those changes that we implemented in fiscal 2007, are summarized below.

Majority Vote Standard in Director Elections.  During fiscal 2007, the Board amended Ciena’s bylaws and Principles of Corporate Governance to adopt a majority vote standard in uncontested director elections. As a result, other than in a contested election (i.e., an election in which the number of candidates exceeds the number of directors to be elected), directors are elected by a vote of the majority of the votes cast by holders of shares present in person or represented by proxy at the Annual Meeting. In a contested election, directors will continue to be elected by plurality vote. Our Principles of Corporate Governance provide additional information relating to the procedures to be undertaken to implement the majority vote standard in our bylaws.

As a condition of their nomination, incumbent directors and director nominees are required to submit to Ciena an irrevocable resignation that becomes effective only if (i) that person fails to receive a majority vote in an election; and (ii) the Board of Directors accepts his or her resignation. Should any director fail to receive a majority of the votes cast in an uncontested election, the Governance and Nominations Committee will promptly consider the resignation and recommend to the Board whether to accept or reject it, or whether other action should be taken. No later than 90 days following the date of the certification of the election results, the Board will disclose its decision by press release and a Form 8-K filed with the SEC. The Board will provide a full explanation of the process by which the decision was reached and, if applicable, the rationale for rejecting the resignation. If a resignation is accepted by the Board, the Governance and Nominations Committee will recommend to the Board whether to fill the vacancy or to reduce the size of the Board.

Any director whose resignation is being considered is not permitted to participate in the recommendation of the Governance and Nominations Committee or the decision of the Board as to his or her resignation. If the resignations of a majority of the members of the Governance and Nominations Committee have become effective as a result of the voting, the remaining independent directors will appoint a special committee among themselves for the purpose of considering the resignations and recommending whether to accept or reject them.

Selection of Board Members; Vacancies.  During fiscal 2007, the Board amended Ciena’s bylaws to limit the term of office of any director elected by the Board to fill a vacancy, to a term that lasts until the first annual meeting following election. Previously, our Principles of Corporate Governance required only shareholder ratification at the next annual meeting for directors elected by the Board to fill a vacancy in any class of directors that did not stand for election at the next annual meeting.

Service on Other Boards of Directors.  Ciena’s Board of Directors believes that directors should not serve on more than four other boards of public companies in addition to our Board of Directors. Ciena directors serving at the time of the adoption of this requirement may maintain directorships in excess of this limit unless the Board determines that doing so would impair the director’s service on our Board. In the event that a director wishes to join the board of directors of another public company in excess of the limit above, our Board, in its sole discretion, will determine whether service on the additional board of directors is likely to interfere with the performance of the director’s duties to Ciena, taking into account the individual, the nature of his or her other activities and such other factors or considerations as our Board deems relevant. In selecting nominees for membership, the Governance and Nominations Committee and the Board will take into account the other demands on the time of a candidate, and avoid candidates whose other responsibilities might interfere with effective service on our Board of Directors.

Change in Principal Occupation of Director.  In some cases, when a director changes his or her principal occupation, the change may result in an increased workload, actual or apparent conflicts of interest, or other consequences that may affect his or her ability to continue to serve on Ciena’s Board of Directors. As a result, the Board of Directors has determined that when a director substantially changes his or her principal occupation, including by retirement, that director will tender his or her resignation to the Board of Directors. The Governance and Nominations Committee will weigh such factors as it deems relevant and recommend to the Board of Directors whether the resignation should be accepted, and the Board will act promptly on the matter.

Director Stock Ownership Requirements.  All non-employee directors are required to hold at least 3,200 shares of Ciena’s common stock and/or units while serving as a director. New directors and directors serving at the time of the adoption of this requirement have three years to attain the director stock ownership threshold. Shares or units held or beneficially owned by a director, including under any applicable equity plan, are included in determining whether this minimum ownership requirement has been met. Ciena’s Board of Directors recognizes that exceptions to this policy may be necessary or appropriate in individual cases, and may approve exceptions from time to time as it deems appropriate and in the interest of Ciena and its shareholders.

Lead Independent Director.  One of our independent Board members is elected to serve as lead independent director. The lead independent director is responsible for coordinating the activities of the other independent directors and has the authority to preside at all meetings of the Board at which the Executive Chairman is not present, including executive sessions of the independent directors. The lead independent director serves as principal liaison on Board-wide issues between the independent directors and the Executive Chairman, and approves meeting schedules and agendas, as well as the quality, quantity and timeliness of information sent to the Board. The lead independent director may also recommend the retention of outside advisors and consultants who report directly to the Board of Directors. If requested by shareholders, when appropriate, the lead independent director will also be available for consultation and direct communication. Mr. Cash currently serves as our lead independent director.

Separate Chairman and CEO.  Although our Board does not have a policy on whether the roles of Chief Executive Officer and Chairman should be separate, Ciena has maintained these positions as separate since 2001, when Mr. Gary Smith was appointed Chief Executive Officer.

Committee Responsibilities.  The Board has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominations Committee. Each committee meets regularly and has a written charter that is available on the Corporate Governance page of the Investor Relations portion of our website at www.ciena.com. At each regularly scheduled Board meeting, the chairperson or a member of each committee reports on any significant matters addressed by the committee.

Executive Sessions.  At the conclusion of each regularly scheduled Board meeting, our independent directors meet in executive session without employee-directors present. The lead independent director presides at these meetings.

Outside Advisors.  The Board may retain outside advisors and consultants at its discretion and at Ciena’s expense. The charters governing each standing committee of the Board give each committee the same authority. Management’s consent to retain outside advisors is not required.

Board Effectiveness.  To ensure that our Board and its committees are performing effectively and in the best interests of Ciena and its shareholders, the Board performs an annual assessment of itself, its Committees and each of its members.

Succession Planning.  Our Board recognizes the importance of effective executive leadership to our growth and success, and meets regularly to discuss executive succession planning.

Continuing Education for Board Members.  Board members are encouraged to attend seminars, conferences, and other continuing education programs designed especially for directors of public companies, including, specifically, accredited director education programs, which may be attended at Ciena expense during service on the Board.

A complete copy of our Principles of Corporate Governance can be found on the Corporate Governance page of the Investor Relations portion our website at www.ciena.com.

Committees of the Board of Directors and Meetings

During fiscal 2007, the Board of Directors held seven meetings. The Board of Directors has three standing committees:

•	the Audit Committee, which held five meetings during fiscal 2007;

•	the Compensation Committee, which held seven meetings during fiscal 2007; and

•	the Governance and Nominations Committee, which held six meetings during fiscal 2007.

All of our directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the committees on which they served during fiscal 2007. Ciena encourages, but does not require, members of the Board of Directors to attend the Annual Meeting. Two members of the Board of Directors attended Ciena’s 2007 Annual Meeting. Each of the three standing committees of the Board of Directors has a written charter, copies of which can be found on the Corporate Governance page of the Investor Relations portion of Ciena’s website at www.ciena.com.

Committee Composition

The table below details the composition of Ciena’s standing Board committees. Mr. Smith and Dr. Nettles do not serve on committees of the Board.

Governance and
	Audit	Compensation	Nominations
Director Name	Committee	Committee	Committee
Stephen P. Bradley, Ph.D.	X		X
Harvey B. Cash		X	Chairperson
Bruce L. Claflin	X
Lawton W. Fitt	Chairperson
Judith M. O’Brien		Chairperson	X
Michael J. Rowny	X
Gerald H. Taylor		X

Audit Committee

The Audit Committee falls within the definition of “audit committee” under Section 3(a)(58)(A) of the Securities Exchange Act of 1934. In addition to meeting The NASDAQ Stock Market’s tests for director independence, directors on audit committees must meet two basic criteria set forth in the SEC’s rules. First, audit committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the company or an affiliate of the company, other than in the member’s capacity as a member of the Board of Directors and any Board committee. Second, a member of an audit committee may not be an affiliated person of the company or any subsidiary of the company apart from his or her capacity as a member of the Board and any Board committee. The Board of Directors has determined that each member of the Audit Committee meets these independence requirements, in addition to the independence criteria established by The NASDAQ Stock Market. The Board of Directors has determined that Mr. Rowny is an “audit committee financial expert” as defined in Item 407 of Regulation S-K.

Among its responsibilities, the Audit Committee appoints and establishes the compensation for Ciena’s independent registered public accounting firm, approves in advance all engagements with Ciena’s independent registered public accounting firm to perform audit and non-audit services, reviews and approves the procedures used by Ciena to prepare its periodic reports, reviews and approves Ciena’s critical accounting policies, discusses the plans and reviews results of the audit engagement with Ciena’s independent registered public accounting firm, reviews the independence of Ciena’s independent registered public accounting firm, and oversees Ciena’s internal audit function and Ciena’s accounting processes, including the adequacy of its internal controls over financial reporting. Ciena’s independent registered public accounting firm and internal audit department report directly to the Audit Committee. The Audit Committee also reviews and considers any related person transactions in accordance with our Policy on Related Person Transactions and applicable rules of The NASDAQ Stock Market. To assist it in carrying out its responsibilities, the Audit Committee is authorized to retain the services of independent advisors.

Compensation Committee

The Compensation Committee has responsibility, authority and oversight relating to the development of Ciena’s overall compensation strategy. The Compensation Committee seeks to assure that our compensation practices promote shareholder interests, support our strategic and tactical objectives, and provide appropriate incentives to recruit, retain and motivate our employees. As part of its responsibility, the Compensation Committee reviews and approves the structure of Ciena’s bonus plans and administers Ciena’s stock option plans. At the end of each fiscal year, the Compensation Committee evaluates the performance of Ciena’s executive officers, including the Executive Chairman and the Chief Executive Officer, and establishes their compensation for the next fiscal year.

The members of the Compensation Committee qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, meet the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 and comply with the independence requirements of The NASDAQ Stock Market. The Compensation Committee has delegated limited authority to Mr. Gary Smith, our President and Chief Executive Officer, and a member of the Board of Directors, to make equity awards to employees who are not part of the executive leadership team. For more information regarding the Compensation Committee, its determination of the form and amount of compensation paid to our executive officers, including the “Named Executive Officers,” and Mr. Smith’s role in such determination, please see “Compensation Discussion and Analysis” below.

To assist it in carrying out its responsibilities, the Compensation Committee is authorized to retain the services of independent advisors. During fiscal 2007, the Compensation Committee engaged Compensia, Inc. For more information regarding the role of Compensia in determining or recommending the form or amount of compensation paid to our executive officers, please see “Compensation Discussion and Analysis” below.

Governance and Nominations Committee

The Governance and Nominations Committee reviews, develops and makes recommendations regarding various aspects of the Board of Directors, including its size, composition, standing committees and practices. The Governance and Nominations Committee also reviews and implements corporate governance policies, practices and procedures. The Governance and Nominations Committee conducts an annual review of the performance of the Board of Directors and its individual members. The Governance and Nominations Committee is also responsible for making recommendations to the Board of Directors regarding the compensation of its non-employee members. The members of the Governance and Nominations Committee are all independent directors under applicable rules of The NASDAQ Stock Market.

The Governance and Nominations Committee reviews candidates for service on the Board and recommends nominees for election to fill vacancies on the Board of Directors, including nomination for re-election of directors whose terms are due to expire. In discharging its responsibilities to nominate candidates for election to the Board of Directors, the Governance and Nominations Committee endeavors to identify, recruit and nominate candidates characterized by wisdom, maturity, sound judgment, excellent business skills and high integrity. The Governance and Nominations Committee seeks to assure that the Board of Directors is composed of individuals of diverse backgrounds who have a variety of complementary experience, training and relationships relevant to Ciena’s needs. In nominating candidates to fill vacancies created by the expiration of the term of a director, the Governance and Nominations Committee determines whether the incumbent director is willing to stand for re-election. If so, the Governance and Nominations Committee evaluates his or her performance to determine suitability for continued service, taking into consideration the value of continuity and familiarity with Ciena’s business. In addition, the Governance and Nominations Committee considers recommendations for nomination from any reasonable source, including Ciena’s officers, directors and shareholders. In considering these recommendations, the Governance and Nominations Committee utilizes the same standards described above, as well as the current size and composition of the Board, and the needs of the Board and its committees. When appropriate, the Governance and Nominations Committee may retain executive recruitment firms to assist in identifying suitable candidates. Shareholders who wish to suggest potential nominees may address their suggestions in writing to Ciena Corporation, 1201 Winterson Road, Linthicum, Maryland 21090, Attention: Corporate Secretary. For a description of the process by which shareholders may nominate directors in accordance with our bylaws, please see “Shareholder Proposals for 2009 Annual Meeting” below.

Compensation Committee Interlocks and Insider Participation

Messrs. Cash and Taylor and Ms. O’Brien, who comprised the Compensation Committee in fiscal 2007, are each independent directors and were not, at any time during fiscal 2007, or at any other time, officers or employees of Ciena. During fiscal 2007, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors an executive officer of Ciena served.

Director Compensation

Our director compensation is designed to attract and retain highly qualified, independent directors to represent shareholders on the Board and act in their best interest. The Governance and Nominations Committee, which consists solely of independent directors, has primary responsibility for reviewing and considering changes to our director compensation. Compensation for the members of our Board is reviewed annually by the Governance and Nominations Committee. The Board considers the recommendations of the Governance and Nominations Committee and determines the compensation to be paid to directors.

Director compensation currently consists of cash and equity compensation. In December 2006, the Board approved a revised compensation program, effective as of March 14, 2007, the date of our 2007 Annual Meeting. In addition to the changes in cash compensation described below, the Board modified its equity compensation and discontinued the use of options in favor of restricted stock units (RSUs). The Board based these changes in compensation upon the determination and recommendations of the Governance and Nominations Committee. In making its recommendations regarding the composition and amount of compensation to be paid to our non-employee directors, the Governance and Nominations Committee received an evaluation of the competitiveness of Ciena’s Board compensation program from Compensia, Inc., a compensation consulting firm. This evaluation included an overview of Board compensation trends and developments, a review of our Board compensation practices and a competitive analysis of the amount and composition of compensation paid to our directors.

Our Board of Directors includes two Ciena executive officers; Dr. Nettles, who serves as Executive Chairman of the Board, and Gary Smith, who serves as Ciena’s President and Chief Executive Officer. As a Named Executive Officer, information regarding the determination of Mr. Smith’s compensation can be found in “Compensation Discussion and Analysis” below. Mr. Smith does not receive compensation for his service as a director and additional information regarding his compensation can be found in the “Executive Compensation Tables” below. Except as set forth in “Equity Compensation” below, Dr. Nettles does not receive compensation for his services as a director.

Cash Compensation.  During fiscal 2007, our non-employee directors received cash compensation in the form of the annual retainers and attendance fees per meeting of the Board and its committees, as set forth below:

	Amount Earned	Amount Earned
	Prior to 2007	After 2007
	Annual Meeting	Annual Meeting
Cash Compensation	($)	($)

Annual Retainer for Each Non-Employee Director	$20,000	$25,000
Additional Lead Outside Director Retainer	$7,500	$7,500
Audit Committee Chairperson Annual Retainer	$7,500	$20,000
Other Committee Chairperson Annual Retainer	—	$7,500
Board Meeting Attendance (Regular Mtg.)	$1,500	$1,500
Board Meeting Attendance (Special Mtg.)	—	$500
Audit Committee Meeting Attendance (Regular Mtg.)	$3,000 (Chairperson) $2,000 (other directors)	$2,000 (Chairperson) $2,000 (other directors)
Other Committee Meeting Attendance (Regular Mtg.)	$1,500 (Chairperson) $1,000 (other directors)	$1,000 (Chairperson) $1,000 (other directors)
All Committee Meeting Attendance (Special Mtg.)	$500	$500

We pay the Board and committee chair retainers set forth above in quarterly installments. Meeting attendance fees are generally paid promptly following each meeting, and directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. Non-employee directors do not receive any perquisites as part of their compensation.

Equity Compensation.  During fiscal 2007, our non-employee directors and Dr. Nettles were eligible for equity compensation in the form of RSUs as set forth below.

RSU Grant
Equity Compensation	(#)

Initial RSU Grant Upon Election or Appointment	6,500 shares
Annual RSU Grant — Non-Employee Directors	3,250 shares
Annual RSU Grant — Executive Chairman of the Board	6,500 shares

Initial equity awards are made upon first election or appointment to the Board of Directors and vest in equal annual installments over a three-year period. Annual awards are made on the date of each annual meeting of shareholders and vest in full on the first anniversary of the date of grant. By operation of the terms of the annual RSU awards made to the directors during fiscal 2007, delivery of the shares following vesting is deferred until the director’s termination of service. For awards in 2008 and thereafter, delivery of the shares following vesting is subject to any applicable instruction provided by the director under the Directors’ Restricted Stock Deferral Plan described below.

Director Compensation Table.  The following table and the accompanying footnotes describe the “total compensation” earned by our non-employee directors and Dr. Nettles during fiscal 2007.

Total compensation does not reflect the actual compensation received by our directors in fiscal 2007. Total compensation includes the dollar amounts set forth in the “Stock Awards” and “Option Awards” columns. These amounts reflect the compensation expense we recognized for financial statement reporting purposes with respect to equity awards granted to directors during fiscal 2007, as well as grants made in prior fiscal years, to the extent such awards remained unvested in whole or in part at the beginning of fiscal 2007. The compensation expense included in the “Stock Awards” and “Option Awards” columns will likely vary from the actual amount ultimately realized by these directors based on a number of factors, including the number of shares that ultimately vest, the timing of any exercise or sale of shares, the effect of any applicable instruction to defer delivery, and the price of our stock.

Director Compensation Table

	Fees Earned or			All Other
	Paid in Cash	Stock Awards	Option Awards	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)

Patrick H. Nettles, Ph.D.	—	$121,765	$26,727	$326,292	$474,784
Stephen P. Bradley, Ph.D.	$46,000	$68,468	$26,727	—	$141,195
Harvey B. Cash	$56,750	$68,468	$26,727	—	$151,945
Bruce L. Claflin	$40,500	$75,182	$40,024	—	$155,706
Lawton W. Fitt	$56,250	$68,468	$26,727	—	$151,445
Judith M. O’Brien	$49,250	$68,468	$26,727	—	$144,445
Michael J. Rowny	$40,500	$68,468	$33,613	—	$142,581
Gerald H. Taylor	$38,500	$68,468	$26,727	—	$133,695

(1)	Reflects the aggregate dollar amount of all cash compensation earned for service as a director, including the annual Board and committee chair retainers and meeting attendance fees described in “Cash Compensation” above.

(2)	Reflects the amount of compensation expense we recognized for stock awards under Statement of Financial Accounting Standards 123(R), “Share-Based Payment” (SFAS 123(R)), for each director as reported in our fiscal 2007 audited financial statements. Pursuant to SEC requirements, the amounts in the table above exclude the impact of estimated forfeitures related to service-based vesting conditions. For each director, the amounts reported above represent the expense associated with annual RSU awards granted on March 14, 2007, as described in “Equity Compensation” above. For fiscal 2007, delivery of the underlying shares is deferred until the director’s termination of service pursuant to the terms of the award. No other equity awards were made to directors during fiscal 2007. Because annual equity awards to directors are typically granted in March of each year, and vest on the first anniversary of the date of grant, the compensation expense associated with these awards is recognized across two fiscal years. As a result, the amount reported above also includes a portion of the compensation expense related to RSU awards made to directors in fiscal 2006, to the extent these awards were unvested at the beginning of fiscal 2007. For Mr. Claflin, the amount reported also includes compensation expense related to an initial RSU award, which vests over three years, granted upon his joining the Board during fiscal 2006. For information regarding the relevant assumptions made in calculating compensation expense, you should refer to the information set forth in Note 15 to the audited financial statements included in our annual report on Form 10-K filed on December 27, 2007, under the heading “Assumptions for RSU-Based Awards under SFAS 123(R).” The full grant date fair value of RSUs awarded to directors in fiscal 2007 was: (a) $166,725 for the RSU grant to Dr. Nettles; and (b) $83,363 for the RSU grant to each of the other directors. This amount reflects, as of the grant date, the total compensation expense for financial reporting purposes that we would expect to incur over the vesting period for the award. See “Outstanding Equity Awards for Directors at Fiscal Year End” below for information as to each director’s unvested stock award holdings at the end of fiscal 2007.

(3)	We did not make any option grants to directors during fiscal 2007. The amounts reported above represent the compensation expense we recognized in our fiscal 2007 audited financial statements for stock options granted to directors in years prior, to the extent these awards remained unvested at the beginning of fiscal 2007. For Messrs. Claflin and Rowny, the amounts reported also reflect initial option awards made upon joining the Board in fiscal 2006 and fiscal 2004, respectively. Pursuant to SEC requirements, the amounts in the table above exclude the impact of estimated forfeitures related to service-based vesting conditions. For information regarding the relevant assumptions made in calculating compensation expense, you should refer to the information set forth in Note 15 to the audited financial statements included in our annual report on Form 10-K filed on December 27, 2007, under the heading “Assumptions for Option-Based Awards under SFAS 123(R).” See “Outstanding Equity Awards for Directors at Fiscal Year End” below for information as to each director’s vested and unvested stock option holdings at the end of fiscal 2007.

(4)	Reflects $305,770 of salary for service as an executive officer. This amount is based on an annual salary of $300,000 and reflects our 53 week fiscal 2007. Dr. Nettles does not receive cash compensation for his service as a director. Also includes: (a) the incremental expense of an insurance premium paid by us for a supplemental executive long-term disability insurance policy held by Dr. Nettles, (b) the cost of tax preparation services made available to executive officers; and (c) 401(k) plan matching contributions paid by us and generally available to all full-time U.S. employees on the same terms.

Outstanding Equity Awards for Directors at Fiscal Year End

The following table sets forth, on an aggregate basis, information related to unexercised stock options and unvested stock awards held by each of the non-employee directors and Dr. Nettles as of the end of fiscal 2007.

Outstanding Equity Awards at Fiscal Year-End

	Unexercised Option Awards		Stock Awards
	Aggregate	Aggregate
	Number of	Number of	Aggregate
	Shares	Shares	Number of
	Underlying	Underlying	Unvested
	Exercisable	Unexercisable	Shares
	Options	Options	or Units
Name	(#)	(#)	(#)

Patrick H. Nettles, Ph.D.	179,326	—	6,500
Stephen P. Bradley, Ph.D.	50,426	—	3,250
Harvey B. Cash	34,712	—	3,250
Bruce L. Claflin	2,142	4,286	4,678
Lawton W. Fitt	37,336	—	3,250
Judith M. O’Brien	36,850	—	3,250
Michael J. Rowny	13,451	—	3,250
Gerald H. Taylor	35,859	—	3,250

Directors’ Restricted Stock Deferral Plan

In August 2007, the Board of Directors adopted the Directors’ Restricted Stock Deferral Plan. The plan allows non-employee directors to defer receipt of all or a portion of the shares underlying RSU awards granted in connection with their service on the Board. Generally, deferral elections may only be made as to awards to be granted in the calendar year following a valid deferral election. Directors can elect the amount deferred, the deferral period and the means of distribution of their shares. If a director elects to defer any portion of an award, upon the vesting of that award, we credit a stock account with the amount deferred. There are no other investment options under the plan and all such accounts will be distributed in Ciena common stock. Distributions may be made in a lump sum or installments, as designated by the participating director, subject to early distribution of vested awards in a lump sum in the event of the participant’s death, termination of service, a change in control of Ciena or termination of the plan.

PROPOSAL NO. 2

APPROVAL OF 2008 OMNIBUS INCENTIVE PLAN

This section provides a summary of the terms of the 2008 Omnibus Incentive Plan, which we refer to as the “2008 Plan,” and the proposal that shareholders approve the plan.

The Board of Directors approved the 2008 Plan on December 12, 2007, subject to approval from our shareholders at the Annual Meeting. We are asking our shareholders to approve the 2008 Plan as we believe that the plan is important to our continued growth and success. The purpose of the 2008 Plan is to attract, motivate and retain highly qualified officers, directors, key employees and other key individuals. We believe that providing these individuals an opportunity to acquire a direct proprietary interest in the operations and future success of Ciena will motivate these individuals to serve Ciena and to expend maximum effort to improve our business and results of operations. We believe that an equity award grant under the 2008 Plan will be a valuable incentive to participants and will benefit shareholders by aligning more closely the interests of 2008 Plan participants with those of our shareholders.

The 2008 Plan will not be effective unless and until it is approved by shareholders, and we will not make any awards thereunder until such time as the plan is effective. If our shareholders approve the 2008 Plan, we will not make any further awards under our prior equity incentive compensation plans and will make awards exclusively from the 2008 Plan and 2003 Employee Stock Purchase Plan (“ESPP”).

The 2008 Plan reserves eight million shares of common stock for issuance. The number of shares available under the 2008 Plan will be increased from time to time by: (i) the number of shares subject to outstanding stock options or restricted stock units granted under our prior equity compensation plans that are forfeited, expire or are canceled without delivery of common stock following the effective date of the 2008 Plan, and (ii) the number of shares subject to awards assumed or substituted in connection with the acquisition of another company.

As of December 31, 2007, 6,091,593, shares of stock were subject to outstanding stock option awards under the prior plans, with a weighted average exercise price of $53.02 per share and a weighted average remaining term of 6.0 years. There were also 1,881,221 shares subject to outstanding stock awards in the form of restricted stock units, performance stock units or performance accelerated restricted stock units awarded under our prior plans. On the Record Date, the closing price of our common stock was $24.98 per share.

Because the 2008 Plan will not be effective unless and until approved by shareholders, the Compensation Committee has not yet granted any equity awards under the 2008 Plan. Participation and the types of awards under the 2008 Plan are subject to the discretion of the Compensation Committee, and, as a result, the benefits or amounts that will be received by any participant or groups of participants if the 2008 Plan is approved are not currently determinable. On the Record Date, there were eight executive officers, seven non-employee directors and approximately 1,800 employees who were eligible to participate in the 2008 Plan.

Plan Highlights

The Board believes that approval of the 2008 Plan is in the interest of Ciena and its shareholders and that the 2008 Plan is preferable to Ciena’s existing incentive plans. Some of the key features of the 2008 Plan that reflect Ciena’s commitment to effective management of incentive compensation are as follows:

•	Plan Limits. Total awards under the 2008 Plan are limited to eight million shares, subject to the exceptions described above. There is no evergreen provision under the 2008 Plan. By way of comparison, Ciena’s 2000 Plan had 2,683,428 shares available for future grant at December 31, 2007 and contains an evergreen provision that permits the Board of Directors to add up to 5% of Ciena’s outstanding shares to the plan annually on January 1. Under this provision, the Board could have added approximately 4.3 million shares to the 2000 Plan this year alone. If the 2008 Plan is approved by shareholders, shares remaining authorized and available for future issuance under prior plans, including the 2000 plan, will no longer be available for issuance.

•	Limits on Full Value Awards. In recent years our equity incentive compensation, particularly for executive officers, has increasingly been in the form of restricted stock units, including performance-based or performance-accelerated restricted stock units. Under the 2008 Plan, every share subject to a restricted stock or restricted stock unit award will reduce the number of shares available for issuance by 1.6 shares.

•	No Liberal Share Recycling Provisions. The 2008 Plan provides that only shares covering awards that expire, are cancelled or are settled in cash, will again be available for issuance under the 2008 Plan. The following shares will not be added back to the aggregate plan limit: (i) shares tendered in payment of the exercise price, and (ii) shares withheld by Ciena or forfeited by the grantee to satisfy the tax withholding obligation.

•	Minimum Vesting Periods. The 2008 Plan provides that restricted stock and stock units subject to time-based vesting conditions may not vest in full in less than three years from the date of grant. Restricted stock and stock units subject to performance-based vesting conditions may not vest in full in less than one year from the date of grant. These minimum vesting periods are subject to exceptions where vesting has occurred due to (i) a participant’s death, disability or retirement, or (ii) a change in control. Only a limited number of shares, equaling 5% of the shares authorized under the 2008 Plan, can be granted with, or subsequently modified to contain, terms that do not meet the minimum vesting period restrictions above.

•	No Repricing. Under the 2008 Plan, repricing of stock options and SARs (including reduction in the exercise price of stock options or replacement of an award with cash or another award type) is prohibited without shareholder approval.

•	Option Exercise Price. Under the 2008 Plan, the exercise price of stock options and SARs may not be less than 100% of fair market value on the date of grant, except for stock options and SARs assumed in connection with the acquisition of another company.

•	Limitation on amendments. No material amendments that will increase the benefits under the plan (including changing the vesting restrictions described above) or that will increase the aggregate number of shares that may be issued under the plan can be made to the plan without shareholder approval.

•	Section 162(M) eligibility. Under the 2008 Plan, the Compensation Committee will have the flexibility to approve equity and cash awards eligible for treatment as performance-based compensation under Section 162(M) of the Internal Revenue Code.

Description of the Plan

A description of the provisions of the 2008 Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2008 Plan, a copy of which is attached as Annex A to this proxy statement.

Administration.  The 2008 Plan is administered by the Compensation Committee of the Board of Directors. The members of the Compensation Committee qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, meet the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 and comply with the independence requirements of The NASDAQ Stock Market. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan. Members of the Compensation Committee serve at the pleasure of the Board of Directors. The Board of Directors may also appoint one or more separate committees, composed of one or more directors who need not satisfy the independence requirements described above, that may administer the 2008 Plan with respect to participants, provided such grantees are not Ciena executive officers or directors. The Compensation Committee may delegate its authority under the Plan to the extent permitted by applicable law.

Common Stock Reserved for Issuance under the Plan.  The common stock issued or to be issued under the 2008 Plan consists of authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by Ciena. If any shares covered by an award under the 2008 Plan or a prior plan are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2008 Plan. The number of shares of common stock available for issuance under the 2008 Plan will not be increased by any shares tendered or awards surrendered in connection with the purchase of shares of common stock upon exercise of an option or any shares of common stock deducted or forfeited from an award in connection with Ciena’s tax withholding obligations. The number of shares of common stock available for issuance under the 2008 Plan will also be increased by the number of shares subject to awards that are assumed or substituted in connection with the acquisition of another company.

Eligibility.  Awards may be made under the 2008 Plan to employees, directors, and consultants of Ciena or its affiliates, and any other individual whose participation in the plan is determined to be in the best interests of Ciena by the Board of Directors.

Amendment or Termination of the Plan.  The Board of Directors may terminate the plan at any time and for any reason. The 2008 Plan will terminate, in any event, ten years after its effective date. The Board of Directors may also amend the 2008 Plan, provided that amendments will be submitted for shareholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations. In addition, amendments that will increase the benefits under the plan (including changing the vesting restrictions described above) or that will increase the aggregate number of shares that may be issued under the plan must be submitted for shareholder approval.

Options.  The 2008 Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code as well as stock options that do not qualify as incentive stock options.

The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. The fair market value is generally determined as the closing price of the common stock on the date of grant. In the case of 10% shareholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that we grant in substitution for options held by employees of companies that we acquire. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each stock option is fixed by the Compensation Committee and may not exceed ten years from the date of grant. If the grantee is a 10% shareholder, an option intended to be an incentive stock option will expire after five years. Subject to the minimum vesting periods described above, the Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The ability to exercise options may be accelerated by the Compensation Committee, subject to compliance with the 2008 Plan.

In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of common stock, or by means of a broker-assisted cashless exercise.

No amendment or modification may be made to an outstanding stock option or stock appreciation right that would be treated as a repricing under the rules of the stock exchange on which the shares of common stock are listed (currently The NASDAQ Stock Market), including replacement with cash or another award type, without the approval of Ciena’s shareholders.

Stock options and stock appreciation rights granted under the 2008 Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the 2008 Plan provides flexibility should we determine to permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Other Awards.  The Compensation Committee may also award:

•	Unrestricted Stock, which are shares of common stock at no cost or for a purchase price determined by the Compensation Committee that are free from any restrictions under the plan. Unrestricted shares of common stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to participants.

•	Restricted Stock, which are shares of common stock subject to restrictions.

•	Restricted Stock Units, which are rights to receive common stock subject to restrictions.

•	Stock Appreciation Rights, which are rights to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee.

•	Performance and Annual Incentive Awards, ultimately payable in common stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year, annual or quarterly incentive awards subject to achievement of specified goals tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The Compensation Committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Compensation Committee so designates. Such employees include the chief executive officer and the three highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the “covered employees”).

Effect of Certain Corporate Transactions.  Certain change in control transactions, such as a sale of Ciena, may cause awards granted under the 2008 Plan to vest, unless the awards are continued or substituted for in connection with the change in control.

Adjustments for Stock Splits, Stock Dividends and Similar Events.  The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2008 Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Section 162(m) of the Internal Revenue Code.  Section 162(m) of the Internal Revenue Code limits publicly-held companies such as Ciena to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The 2008 Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii) the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders before payment is made in a separate vote; and

(iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Under the 2008 Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total shareholder return and earnings per share criteria), are used exclusively by the Compensation Committee in establishing performance goals:

•	net earnings or net income;

•	operating earnings;

•	pretax earnings;

•	earnings (or loss) per share;

•	share price, including growth measures and total shareholder return; and appreciation in and/or maintenance of the price of the shares of common stock or any publicly traded securities of Ciena;

•	earnings (or losses), including earnings or losses before taxes, earnings (or losses) before interest and taxes, earnings (or losses) before interest, taxes and depreciation, earnings (or losses) before interest, taxes, depreciation and amortization, or earnings (or losses) before interest, taxes, depreciation, amortization and stock-based compensation, and other similar adjustments to earnings (or losses);

•	bookings, orders, sales or revenue, or growth in these measures, whether in general, by type of product or product line, by service, or by customer or type of customer;

•	net income (or loss) before or after taxes and before or after allocation of corporate overhead and bonus;

•	gross or operating margins;

•	gross profit;

•	return measures, including return on assets, capital, investment, equity, sales or revenue;

•	cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment and cash flow per share;

•	productivity ratios;

•	expense targets or improvement in or attainment of expense levels or cost reductions;

•	market share;

•	financial ratios as provided in credit agreements of Ciena and its subsidiaries;

•	working capital targets;

•	cash or equivalents at the end of the fiscal year or fiscal quarter;

•	implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, recruiting and maintaining personnel, and strategic or operational objectives;

•	completion of acquisitions of business or companies;

•	completion of divestitures and asset sales; and

•	any combination of any of the foregoing business criteria.

Business criteria may be measured on an absolute or relative basis and on a GAAP or non-GAAP basis.

Under the Internal Revenue Code, a director is an “outside director” if he or she is not a current employee of Ciena; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of Ciena; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a 5% ownership interest), remuneration from Ciena in any capacity other than as a director.

The maximum number of shares of common stock subject to options or stock appreciation rights that can be awarded under the 2008 Plan to any person is one million per year. The maximum number of shares of common stock that can be awarded under the 2008 Plan to any person, other than pursuant to an option or stock appreciation right, is one million per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $5 million and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $25 million.

Federal Income Tax Consequences

Incentive Stock Options.  The grant of an option will not be a taxable event for the grantee or for Ciena. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). Ciena will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. Ciena will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options.  The grant of an option will not be a taxable event for the grantee or Ciena. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If Ciena complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Ciena will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If Ciena complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Ciena will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units.  There are no immediate tax consequences of receiving an award of restricted stock units under the 2008 Plan. A grantee who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If Ciena complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Ciena will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights.  There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2008 Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If Ciena complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Ciena will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance and Annual Incentive Awards.  The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If Ciena complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Ciena will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Common Stock.  Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. If Ciena complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Ciena will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280(G).  To the extent payments that are contingent on a change in control are determined to exceed certain Internal Revenue Code limitations, they may be subject to a 20% nondeductible excise tax and Ciena’s deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A.  Ciena intends for awards granted under the plan to comply with Section 409A of the Internal Revenue Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

Proposal No. 2 — Recommendation of the Board of Directors

The Board of Directors recommends that Ciena shareholders vote “FOR” approval of the 2008 Plan.

PROPOSAL NO. 3

AMENDMENT AND RESTATEMENT OF THIRD RESTATED CERTIFICATE OF INCORPORATION

Our Board of Directors has approved and declares it advisable and in the best interests of Ciena and its shareholders that our Third Restated Certificate of Incorporation, as amended (the “Certificate”) be amended and restated to:

•	increase the number of authorized shares of common stock, par value $0.01 per share, from 140 million to 290 million shares; and

•	make changes to delete or revise legacy provisions in the Certificate that relate to the governance of Ciena prior to its 1997 initial public offering, including the removal of the designations relating to shares of Series A, B and C preferred stock, all of which ceased to be outstanding upon Ciena’s initial public offering.

We encourage you to read the proposed Amended and Restated Certificate of Incorporation, a copy of which is attached as Annex B to this proxy statement.

Increase in Authorized Shares of Common Stock

The proposal to amend and restate our Certificate includes an increase in the number of authorized shares of common stock, par value $0.01 per share, from 140 million to 290 million shares, and a corresponding increase in the number of shares of authorized capital stock from 160 million to 310 million shares. Ciena is not proposing an increase in the number of authorized shares of preferred stock.

As of December 31, 2007, there were 87,027,070 shares of Ciena common stock outstanding. In addition, as of that date, (i) options to purchase 6,091,593 shares were outstanding under our equity compensation plans; and (ii) stock awards, including restricted stock units, performance stock units and performance accelerated restricted stock units, representing 1,881,221 shares were outstanding under our equity compensation plans. The Board of Directors grants stock options, stock awards, and other forms of equity-based compensation only under Ciena’s 2000 Plan. As of December 31, 2007, there were 2,683,428 shares available for future grant under this plan, excluding the effect of the evergreen provision. Under the terms of the evergreen provision, the number of shares authorized for issuance under the 2000 Plan will increase by 5.0% of the number of Ciena shares issued and outstanding on January 1 of each year, unless the Compensation Committee reduces the amount of the increase in any year. No additional shares have been added to the Plan since January 1, 2004. If shareholders approve the 2008 Plan at the Annual Meeting, as set forth in “Proposal No. 2 — Approval of 2008 Omnibus Incentive Plan” above, the Board will cease use of our 2000 Plan and will make future grants only under the 2008 Plan.

At December 31, 2007, our ESPP had 3,571,428 shares of common stock available for purchase. Under the ESPP, the number of shares available will increase by up to 571,428 shares on December 31 of each year, provided that the total number of shares available under the ESPP at any time may not exceed 3,571,428 shares. Pursuant to this evergreen provision, the maximum number of shares that may be added to the ESPP during the remainder of its ten-year term is 2,857,140.

As of December 31, 2007, we also had 21,439,976 shares, in the aggregate, reserved for issuance upon conversion of our three outstanding issues of convertible debt and 344 shares underlying outstanding warrants.

Thus, at December 31, 2007, there were 38,525,130 shares reserved for issuance.

The Board believes that the increase is advisable in light of the significant growth of Ciena’s business in recent years. The Board believes that having the additional shares authorized and available for issuance will in the future permit greater flexibility in considering actions that may be desirable or necessary to accommodate our business plan and continue our growth, and that involve the issuance of our stock. These actions may include, among other things, capital raising, acquisitions and other strategic transactions. In addition, the Board believes it is necessary to have the ability to issue such additional shares for general corporate purposes, including stock dividends or distributions, and equity awards or warrants.

The authorization of a total of 290 million shares of common stock would give the Board the express authority, without further action of shareholders (unless shareholder action or approval were specifically required by applicable law or under rules of The NASDAQ Stock Market) to issue such shares of common stock from time to time as the Board deems necessary or advisable. Ciena has no current plans or proposals to issue any portion of the additional shares of common stock covered by this proposal.

Effect on Outstanding Common Stock.  The additional shares of common stock authorized by the proposed amendment and restatement would have the same privileges as the shares of common stock currently authorized and issued. The increase in authorized shares would not affect the terms or rights of holders of existing shares of common stock. All outstanding shares of common stock would continue to have one vote per share on all matters to be voted on by the shareholders, including the election of directors.

The issuance of any additional shares of common stock may, depending on the circumstances under which those shares are issued, reduce shareholders’ equity per share and, unless additional shares are issued to all shareholders on a pro rata basis, will reduce the percentage ownership of common stock of existing shareholders. In addition, if our Board of Directors elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current shareholders. We expect, however, to receive consideration for any additional shares of common stock issued, thereby reducing or eliminating any adverse economic effect to each shareholder of such dilution. The proposed increase in the authorized number of shares of common stock will not otherwise alter or modify the rights, preferences, privileges or restrictions of the common stock.

Potential Anti-takeover Effects.  Although the proposed increase in the authorized capital stock of Ciena could be construed as having potential anti-takeover effects, neither the Board nor management of Ciena views this proposal in that perspective. Nevertheless, Ciena could use the additional shares to frustrate persons seeking to effect a takeover or otherwise gain control of Ciena by, for example, privately placing shares to purchasers who might side with the Board in opposing a hostile takeover bid, thereby diluting or impairing the voting power of the other outstanding shares of common stock and increasing the potential costs to acquire control of us. Shares of common stock could be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal our bylaws or certain provisions of the Certificate would not receive the required vote. Shares of common stock could also be used to facilitate the adoption of measures intended to deter unfair or coercive takeover tactics that the Board does not believe are in the best interest of shareholders, including the adoption of a shareholder rights plan or “poison pill.” Such uses of the common stock could render more difficult or discourage an attempt to acquire control of Ciena, if such transactions were opposed by the Board. This proposal is not being submitted as a result of or in response to any known accumulation of stock or threatened takeover or attempt to obtain control of Ciena by means of a business combination, tender offer, solicitation in opposition to management or otherwise by any person.

Changes to Certificate to Remove Pre-IPO References

The amendment and restatement of our Certificate includes other changes to delete or revise legacy provisions or phrases in the Certificate pertaining to the governance of Ciena prior to our 1997 initial public offering and the effectiveness of certain governance changes upon the initial public offering. The revisions are not substantive in nature, will not result in any change in the governance of Ciena and will not affect shareholders in any way. Each of the changes relate to phrases or provisions that are no longer relevant or applicable and therefore can be eliminated. Among these changes is the deletion of the designations for Ciena’s Series A, B and C preferred stock. These designations are included within the Certificate and set forth the historical rights, preferences and privileges of shares of Ciena’s preferred stock that were outstanding prior to its initial public offering. Ciena does not have any shares of preferred stock outstanding and has not had any such shares outstanding since its initial public offering. Ciena has no plans or current intention to issue preferred stock. Ciena is making these revisions to improve the readability and ease of use of the Certificate by investors, to consolidate prior amendments to the Certificate and to reduce the size of the Certificate.

Under our Certificate and Delaware law, this proposal to amend and restate our Certificate must be approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock.

Proposal No. 3 — Recommendation of the Board of Directors

The Board of Directors recommends that Ciena shareholders for “FOR” approval of the amendment and restatement of the Certificate.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit Ciena’s consolidated financial statements for the fiscal year ending October 31, 2008, and is asking shareholders to ratify this appointment at the Annual Meeting.

PwC has audited our consolidated financial statements annually since Ciena’s incorporation in 1992. A representative of PwC is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. In making its recommendation to the Board of Directors to select PwC as Ciena’s independent registered public accounting firm for fiscal 2008, the Audit Committee has considered whether the non-audit services provided by PwC are compatible with maintaining the independence of PwC. Information regarding fees billed by PwC for our 2006 and 2007 fiscal years is set forth under the heading “Relationship with Independent Registered Public Accounting Firm” below.

Our bylaws do not require that shareholders ratify the appointment of our independent registered public accounting firm. We are seeking ratification because we believe it is a matter of good corporate governance. In the event that shareholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PwC, but may ultimately determine to retain PwC as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Ciena and its shareholders.

Proposal No. 4 — Recommendation of the Board of Directors

The Board of Directors recommends that Ciena shareholders vote “FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the current fiscal year.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table shows the fees that were billed to Ciena by PwC for professional services rendered for fiscal years 2006 and 2007. In compliance with the Audit Committee’s internal policy and auditor independence rules of the SEC, all audit and permissible non-audit services provided by PwC to Ciena for the fiscal years 2006 and 2007 were pre-approved by the Audit Committee.

Fee Category	2006	2007

Audit Fees	$2,046,149	$2,260,647
Audit-Related Fees	$86,985	$361,740
Tax Fees	$66,672	$44,995
All Other Fees	—	—

Total Fees	$2,199,806	$2,667,342

Audit Fees

This category of the table above includes fees for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements. The preparation of Ciena’s audited financial statements include compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the preparation by PwC of a report expressing its opinion regarding the effectiveness of our internal control over financial reporting. As a result, audit fees for fiscal 2006 and 2007 reflect PwC’s integrated audit of our financial statements and our internal control over financial reporting as of the end of each fiscal year.

Audit-Related Fees

This category of the table above includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included above under “Audit Fees.” For fiscal 2006 and fiscal 2007, audit-related fees include services in connection with Ciena’s convertible note offerings. Fiscal 2007 also reflects audit-related fees for PwC’s services, related to our internal control over financial reporting, in connection with our implementation of a new version of our Oracle management information system.

Tax Fees

This category of the table above includes fees for tax compliance, tax advice, and tax planning. Services for fiscal 2006 and fiscal 2007 include tax return preparation, expatriate tax services and international VAT tax planning.

All Other Fees

This category of the table above includes fees for services provided by PwC that are not included in the service categories reported above. Ciena did not incur any other fees during fiscal 2006 or fiscal 2007.

Pre-Approval of Services

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent registered public accounting firm. For audit services (including statutory audit engagements as required under local country laws), each year our independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be accepted by the Audit Committee before the audit commences. Our independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences.

Each year, management also submits to the Audit Committee a list of non-audit services that it recommends the independent registered public accounting firm be engaged to provide and an estimate of the fees to be paid for each. Management and the independent registered public accounting firm must each confirm to the Audit Committee that the performance of the non-audit services on the list would not compromise the independence of our registered public accounting firm and would be permissible under applicable legal requirements. The Audit Committee must approve both the list of non-audit services and the budget for each such service before commencement of the work. Our management and our independent registered public accounting firm report to the Audit Committee at each of its regular meetings as to the non-audit services actually provided by the independent registered public accounting firm and the approximate fees incurred by Ciena for those services.

To ensure prompt handling of unexpected matters, the Audit Committee has authorized its Chairperson to amend or modify the list of approved permissible non-audit services and fees. If the Chairperson exercises this delegation of authority, she reports the action taken to the Audit Committee at its next regular meeting.

All audit and permissible non-audit services provided by PwC to Ciena for the fiscal years 2006 and 2007 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that Ciena specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Audit Committee met with management periodically during fiscal 2007 to consider the adequacy of Ciena’s internal controls, and discussed these matters with Ciena’s independent registered public accounting firm, PricewaterhouseCoopers LLP, and with appropriate Ciena financial personnel. The Committee also discussed with senior management and PricewaterhouseCoopers LLP Ciena’s disclosure controls and procedures and the certifications by Ciena’s Chief Executive Officer and Chief Financial Officer, which are required by the SEC under the Sarbanes-Oxley Act of 2002 for certain filings with the SEC. The Committee has established a procedure for receiving and addressing anonymous complaints regarding financial or accounting irregularities. It has also considered and overseen the implementation of accounting policies and their communication to financial and management personnel.

The Audit Committee has reviewed and discussed Ciena’s audited financial statements for fiscal 2007 with management and with PricewaterhouseCoopers LLP. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, which relates to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PricewaterhouseCoopers LLP its independence. Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal 2007 be included in Ciena’s annual report on Form 10-K for fiscal 2007 for filing with the SEC.

Submitted by the members of the Audit Committee:

Lawton W. Fitt (Chairperson)
Stephen P. Bradley, Ph.D.
Bruce L. Claflin
Michael J. Rowny

OWNERSHIP OF SECURITIES

The following table sets forth, as of January 2, 2008, the beneficial ownership of Ciena’s common stock for the following persons:

•	all shareholders known by us to own beneficially more than 5% of our common stock;

•	our Chief Executive Officer and the other Named Executive Officers (as that term is defined in the “Executive Compensation Tables” below);

•	each of our directors; and

•	all of our directors and executive officers as a group.

Certain information in the table concerning beneficial owners other than our directors and executive officers is based on information contained in filings made by such beneficial owners with the SEC.

Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, shares are deemed to be beneficially owned by a person on a particular date if that person has the right to acquire shares (for example, upon exercise of an option) within sixty days of that date. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares held by any person in the table below does not necessarily reflect the person’s actual voting power. As of January 2, 2008, there were 87,036,309 shares of Ciena common stock outstanding.

	Number		Beneficial	Percent of
	of Shares	Right to	Ownership	Outstanding
Name of Beneficial Owner	Owned(1)	Acquire(2)	Total(3)	Shares

FMR Corp.(4)	10,009,314	218,942	10,228,256	11.7%
T. Rowe Price Associates, Inc.(5)	5,053,681	—	5,053,681	5.8%
Jennison Associates LLC(6)	5,969,300	—	5,969,300	6.9%
Patrick H. Nettles, Ph.D.	350,176	179,326	529,502	*
Gary B. Smith	31,298	446,259	477,557	*
Stephen B. Alexander(7)	36,623	205,079	241,702	*
Michael G. Aquino	11,958	35,430	47,388	*
Joseph R. Chinnici(8)	18,157	28,914	47,071	*
Arthur D. Smith, Ph.D.	17,424	104,916	122,340	*
Stephen P. Bradley, Ph.D.	6,785	50,426	57,211	*
Harvey B. Cash	22,556	34,712	57,268	*
Bruce L. Claflin	714	2,142	2,856	*
Lawton W. Fitt	1,071	37,336	38,407	*
Judith M. O’Brien(9)	5,302	36,850	42,152	*
Michael J. Rowny	1,071	13,451	14,522	*
Gerald H. Taylor	1,356	35,859	37,215	*
All executive officers and directors as a group (15 persons)	507,339	1,287,413	1,794,752	2.0%

*	Represents less than 1%.

(1)	Excludes shares that may be acquired through the exercise of stock options, the vesting of restricted stock units or other convertible equity awards.

(2)	Except as otherwise set forth in the footnotes below, represents shares of common stock that can be acquired upon the exercise of stock options and vesting of restricted stock units within sixty days of the date of this table.

(3)	Except as indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(4)	Shareholder’s address is 82 Devonshire Street, Boston, MA 02109. Ownership information is based solely on a Schedule 13G/A, filed jointly by FMR Corp. (“FMR”) and Edward C. Johnson 3d with the SEC on February 14, 2007, and reflects their beneficial ownership as of December 31, 2006. Based on the Schedule 13G/A, Fidelity Management & Research Company (“Fidelity”) is a wholly-owned subsidiary of FMR. By acting as investment adviser to various investment companies, Fidelity is the beneficial owner of 10,144,427 shares of Ciena’s common stock. The ownership of one investment company, Fidelity Destiny II, amounted to 4,684,358 shares. Shares included in the “Right to Acquire” column above reflect shares of common stock issuable upon conversion of Ciena’s outstanding convertible notes held by the investment companies, as reported on Schedule 13G/A.

(5)	Shareholder is an investment adviser with its address at 100 E. Pratt Street, Baltimore, MD 21202. Ownership information is based solely on a Schedule 13G/A, filed by shareholder with the SEC on February 13, 2007, and reflects beneficial ownership as of December 31, 2006.

(6)	Shareholder is an investment adviser with its address at 466 Lexington Avenue, New York, NY 10017. Ownership information is based solely on a Schedule 13G/A, filed by shareholder with the SEC on July 7, 2007, and reflects beneficial ownership as of December 31, 2006. Shareholder furnishes investment advice to several investment companies, insurance separate accounts and institutional clients. Prudential Financial, Inc. indirectly owns 100% of the equity interest in shareholder.

(7)	Voting and investment power is shared with Mr. Alexander’s spouse.

(8)	Mr. Chinnici is our former Chief Financial Officer and is listed as a Named Executive Officer in the table above in accordance with SEC requirements. Shares included in the “Right to Acquire” column above reflect vested options held by Mr. Chinnici as of the date of this table.

(9)	Voting and investment power is shared with Ms. O’Brien’s spouse.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee, which is composed solely of independent members of the Board of Directors, assists the Board in fulfilling its responsibilities with regard to compensation matters, and is responsible under its charter for determining the compensation of Ciena’s executive officers. The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management, including our Chief Executive Officer and our Chief Financial Officer. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated in Ciena’s annual report on Form 10-K for fiscal 2007 by reference to this proxy statement.

Submitted by the members of the Compensation Committee:

Judith M. O’Brien (Chairperson)
Harvey B. Cash
Gerald H. Taylor

COMPENSATION DISCUSSION AND ANALYSIS

This section of the proxy statement includes a description of the objectives of our compensation program, how the components of our compensation are designed to operate, and the compensation-related decisions made with respect to our Chief Executive Officer (CEO), Chief Financial Officer (CFO) and the three most highly compensated executive officers during fiscal 2007. These employees, for whom we have included detailed compensation information in the tables that are part of the “Executive Compensation Tables” below, are referred to as the “Named Executive Officers.” For fiscal 2007, our Named Executive Officers were:

•	Gary B. Smith, President and CEO

•	Arthur D. Smith, Senior Vice President and Chief Operating Officer

•	Stephen B. Alexander, Senior Vice President and Chief Technology Officer

•	Michael G. Aquino, Senior Vice President, Worldwide Sales

•	Joseph R. Chinnici, our former Senior Vice President and CFO

As previously disclosed, Mr. Chinnici resigned as our CFO effective following the filing of our annual report on Form 10-K on December 27, 2007, and, otherwise as an employee, on December 31, 2007. James E. Moylan became our Senior Vice President and Chief Financial Officer as of December 27, 2007.

Background

During most of fiscal 2002 through 2005, Ciena was focused on surviving and rebuilding its business in an industry that had experienced an almost unprecedented collapse. In fiscal 2001, our annual revenue reached $1.6 billion, based largely on the success of a single product line. By fiscal 2003, our revenue had dropped to $283.1 million, as the telecommunications industry suffered a severe decline that affected almost all of its participants, including equipment suppliers like Ciena. Consequently, our executive compensation program during this period was quite simple. Cash compensation consisted primarily of base salary, which remained largely unchanged, except where an executive was promoted or took on greater responsibilities. In addition, in fiscal 2005, Gary Smith, our CEO, voluntarily offered to reduce his base salary from $650,000 to $500,000, which the Compensation Committee of Ciena’s Board of Directors (the “Committee”) accepted. To conserve cash, we paid no bonuses to our executives or other employees from fiscal 2002 until the third quarter of fiscal 2006. Because cash compensation paid to our executives during this period was relatively low, to provide retention incentives and to align the interests of our executive team with the interests of shareholders, the Committee relied heavily on stock option grants. Due to significant declines in our stock price prior to mid-2005, however, the options granted to our executives in earlier periods remain significantly out of the money, and therefore have little value as incentives or for retention.

We believe that the work of our executive team during these difficult years is now beginning to bear fruit. Ciena’s business has stabilized and is growing again. We grew revenues 32.0% from fiscal 2005 to fiscal 2006 and 38.2% from fiscal 2006 to fiscal 2007. During fiscal 2006, we returned to profitability on a GAAP (generally accepted accounting principles) basis for the first time since fiscal 2000 and increased net income per share from $0.01 in fiscal 2006 to $0.87 in fiscal 2007. During fiscal 2006 and 2007, our stock price significantly outperformed major indexes, including the Standard & Poor’s 500 and The NASDAQ Telecom Index, as illustrated in the chart below which assumes a $100 investment in each at the beginning of our fiscal 2006.

As Ciena entered fiscal 2007, we believed that we were better positioned to begin to use compensation practices in a more nuanced way to support specific elements of our business strategy, particularly the profitable growth of our business, and to continue to drive increases in shareholder value. We were also influenced by the belief that improvements in conditions in our market, together with our relative success, would intensify the competition we face for executive talent. These factors increased the likelihood that we would have to compete with larger companies, within and outside of our industry, that were in a position to offer higher compensation to our executives than we have been able to offer in recent years.

Compensation-setting process for fiscal 2007

General

The Committee oversees our executive compensation program, establishes our compensation philosophy and policies, and administers our compensation plans. For more information on the composition, responsibilities, and activities of the Committee, see the “Corporate Governance and the Board of Directors — Compensation Committee” above.

Compensation Consultant

For fiscal 2007, the Committee engaged Compensia, Inc., a compensation consultant, to assist it with its work. During the period prior to the commencement of fiscal 2007, Compensia:

•	assisted with the establishment of a peer group of companies;

•	provided information on compensation paid by peer companies to their executive officers;

•	provided survey data to supplement publicly available information on compensation paid by peer group companies;

•	advised on alternative structures, forms of compensation and allocation considerations;

•	advised the Committee on appropriate levels of compensation for the Named Executive Officers and the other members of the executive leadership team; and

•	prepared “tally sheets” showing the amounts for all elements of compensation proposed for each of the executive officers and the current and projected value both of proposed grants and of vested and unvested outstanding grants.

Ciena also engaged Compensia during fiscal 2007 to provide information and advice related to our development of an equity compensation plan for our employees in India. As this was a relatively small engagement, the Committee does not believe it compromised Compensia’s ability to provide the Committee with an independent perspective in fiscal 2007. In order to avoid any appearance of a conflict in the future, the Committee will require that its compensation consultants not perform any services for Ciena except as retained by the Committee or another committee of the Board.

Selection of peer group

For purposes of determining the compensation of our executives for fiscal 2007, including the Named Executive Officers, the Committee, assisted by Compensia, identified a group of companies against which to compare its existing and proposed compensation levels for Ciena’s executives. These companies were selected because the Committee considered them to be similar to, and competitive with, Ciena in the market for executive talent, because they are in comparable or related businesses, are publicly-held entities, and are of similar size as measured by revenue, market capitalization, and employee headcount. This group consisted of the following companies (the “Peer Group”):

ADC Telecommunications	Juniper Networks
ADTRAN	McDATA
Brocade Communications Systems	Redback Networks
Extreme Networks	Sonus Networks
Foundry Networks	TEKELEC
Harmonic	Tellabs
JDS Uniphase

The following table shows how these companies compared to Ciena as of July 2006 (when the Committee considered the composition of the Peer Group for purposes of fiscal 2007 compensation) according to several different measures. Note that information in the table below as to our stock price and shares outstanding does not give effect to our subsequent one-for-seven reverse stock split in September 2006.

				Market Capitalization as of 7/21/06
	Last Four	Last Four			Total		Market
	Quarters	Quarters			Common		Cap as a		Market
	Revenue	Net Income	Employees	Stock	Shares	Market Cap	Multiple	Revenue per	Cap per
Company	($MM)	($MM)	at FYE	Price	Outstanding	($MM)	of Revenue	Employee	Employee

ADC Telecommunications	$1,263.6	$45.8	9,300	$11.98	117,237,000	$1,404.5	1.1x	$135,871	$151,021
ADTRAN	$517.3	$102.2	1,594	$20.26	76,761,000	$1,555.2	3.0x	$324,523	$975,645
Brocade Communications Systems	$620.6	$17.0	1,208	$5.66	272,473,000	$1,542.2	2.5x	$513,750	$1,276,653
Extreme Networks	$372.2	$13.0	834	$3.81	119,192,000	$454.1	1.2x	$446,295	$544,510
Foundry Networks	$433.2	$57.0	719	$9.07	145,689,000	$1,321.4	3.1x	$602,531	$1,837,829
Harmonic	$240.7	$(12.6)	618	$3.99	74,169,000	$295.9	1.2x	$389,450	$478,858
JDS Uniphase	$1,057.0	$(251.1)	5,022	$2.08	1,684,869,000	$3,504.5	3.3x	$210,474	$697,835
Juniper Networks	$2,181.6	$354.4	4,145	$13.63	565,750,000	$7,711.2	3.5x	$526,309	$1,860,355
McDATA	$683.9	$(37.3)	1,447	$3.10	159,030,000	$493.0	.7x	$472,619	$340,700
Redback Networks	$176.8	$(16.9)	505	$13.03	57,591,000	$750.4	4.2x	$350,158	$1,485,962
Sonus Networks	$221.0	$17.8	719	$4.27	252,505,000	$1,078.2	4.9x	$307,330	$1,499,578
TEKELEC	$536.9	$(33.7)	1,759	$10.13	67,169,000	$680.4	1.3x	$305,236	$386,823
Tellabs	$1,962.5	$227.5	3,609	$10.74	448,100,000	$4,812.6	2.5x	$543,779	$1,333,498

75th Percentile	$1,057.0	$57.0	3,609	$11.98	272,473,000	$1,555.2	3.3x	$513,750	$1,485,962
60th Percentile	$633.3	$23.4	1,627	$10.25	177,725,000	$1,432.0	3.0x	$451,560	$1,288,022
50th Percentile	$536.9	$17.0	1,447	$9.07	145,689,000	$1,321.4	2.5x	$389,450	$975,645
Average	$789.8	$37.2	2,421	$8.60	310,810,385	$1,969.5	2.5x	$394,487	$989,944
25th Percentile	$372.2	$(16.9)	719	$3.99	76,761,000	$680.4	1.2x	$307,330	$478,858

Ciena	$480.3	$(312.1)	1,497	$3.45	587,679,000	$2,027.5	4.2x	$320,822	$1,354,370

The Committee believes that measures such as base salaries, target cash compensation and target total compensation paid by companies in the Peer Group can serve as a useful comparative tool. The Committee also considers how companies in the Peer Group allocate compensation among the various elements of their programs. On the other hand, the Committee recognizes that executives in different companies can play significantly different roles, even though they may hold the same nominal positions. Moreover, there is no way to determine from the available information about Peer Group compensation anything relating to the respective qualitative factors that may influence compensation, such as the performance of individual executives or their perceived importance to their companies’ business. Accordingly, the Committee looked to information about the Peer Group only as a rough guide, and did not “benchmark” compensation or consider itself constrained to set compensation for any particular executive by the compensation levels of executives occupying similar positions at companies in the Peer Group.

The Committee reassesses its Peer Group as it believes necessary to reflect those companies with which the Committee believes that we compete for executive talent. As a result, the Peer Group, in both fiscal 2007 and subsequent fiscal years, may include companies that are larger than Ciena or in different industries.

Role of executive officers

The Chair of the Committee, in consultation with its other members, worked with Compensia to develop proposed compensation packages for our CEO and Executive Chairman. Meeting in executive session at its regular meeting in October 2006, the Committee reviewed and discussed these packages in view of its assessment of the performance of the two executives. The Chair of the Committee worked with Compensia on modifications to the proposed packages on the basis of that discussion, and, acting in executive session, the Committee considered final packages at its regular meeting in December 2006. It formally approved those packages at a special meeting on December 18, 2006.

The Chair of the Committee worked with Compensia and our CEO to develop proposed compensation packages for our other executives, including the other Named Executive Officers. At the Committee’s regular meeting in October 2006, our CEO presented the recommended packages to the Committee, providing it with an analysis of each package and explaining the value of the executive’s role to Ciena, the contribution he or she makes to Ciena in that role, and the quality of his or her individual performance. With one exception, described below, the Committee determined to make no changes in executives’ base salaries for fiscal 2007. The Committee discussed the recommended equity compensation for each executive. The Chair of the Committee worked with Compensia and the CEO on final adjustments to the equity compensation packages, which the Committee considered at its regular meeting in December 2006. The Committee formally approved the equity compensation of the Named Executive Officers at a special meeting on December 18, 2006. As described in “Equity grant practices and timing,” below, the timing of the formal approval of the executives’ equity grants for the year is driven, in part, by the Committee’s desire to make equity awards to its executive officers following the release of Ciena’s financial results for the fiscal year.

Internal equity

In making compensation decisions, the Committee seeks to promote teamwork among and high morale within our executive team. Therefore, it is mindful of internal pay equity considerations, and assesses the relationships of the compensation of each executive to other members of the executive team.

Elements of compensation

The executive compensation program for our executives, including the Named Executive Officers, mirrors Ciena’s compensation program for the majority of our salaried employees, and includes three principal elements: base salary, cash incentive bonuses that are contingent upon satisfaction of corporate, departmental, or individual performance goals, and equity-based incentive compensation. We also provide our employees, including our executives, with certain health, welfare, and retirement benefits. As described below, we maintain severance arrangements with our executives, including the Named Executive Officers, which entitle them to certain payments and benefits if their employment is terminated following a change in control of Ciena. We believe that each of these elements is important to furthering the objectives of our executive compensation program.

Base salary

In establishing the base salaries for our executives, including the Named Executive Officers, we consider the market for executive talent for similar positions as reflected by the Peer Group. The Committee also generally takes into account the responsibilities, skills and experience of the individual executive, the nature of his or her position, the value of the executive’s role to Ciena, his or her past performance in that position, and the CEO’s recommendations for each position (other than his own). As discussed above, although we view base salaries paid by companies in the Peer Group as useful comparative information, we do not require that the base salary of individual executives bear any particular relationship to salaries of executives in similar positions in the Peer Group.

As discussed above, because of the extraordinary market conditions faced by Ciena over the last few years, and the resulting need to make prudent use of our cash, the Committee had generally not increased the base salaries of our executive team since fiscal 2001, except to recognize promotions or increases in responsibility. With one exception, the Committee again made no changes in the base salaries of our executives, including the Named Executive Officers, for fiscal 2007. The Committee decided to maintain Mr. Smith’s annual base salary at the existing level of $500,000, which is just below the 50th percentile of base salaries for chief executive officers of the Peer Group. The Committee considered that the base salaries of our executives, including the Named Executive Officers, were generally within the range of base salaries of similar positions for companies in the Peer Group. The Committee took into account that total cash compensation, including base salary and bonus, for fiscal years prior to 2007 was generally significantly below total cash compensation for equivalent positions in the Peer Group, but, because the Committee decided to reinstitute cash incentive bonuses for fiscal 2007, it considered there to be less reason to increase base salaries.

Because of the important role he plays at Ciena, and because he had taken on increased responsibilities, including oversight responsibility for our development facility in India, the Committee increased the base salary of Mr. Alexander, our Senior Vice President and Chief Technology Officer, from $325,000 to $375,000, for fiscal 2007.

Cash incentive bonuses

We provide short-term incentive compensation to our executives through our incentive bonus plan, in which all salaried employees in North America and Europe, excluding our sales team, participate. The Committee establishes “target” bonuses, expressed as a percentage of base salary, for each eligible employee. For non-executive employees, these targets range from 7.5% to 35% of base salary, according to the employee’s position and responsibilities; and for executives, the targets range from 50% to 100% of base salary. The Committee reviews these target levels from time to time to assure that the potential bonus opportunities are competitive and remain internally equitable. The bonus plan provides the Committee with flexibility to establish for each employee the performance objectives upon which bonus payments are contingent, which may be related to Ciena’s financial performance or to the achievement of individual, departmental, or team performance objectives. Bonuses are paid in quarterly amounts following our release of quarterly financial results.

Employees in our sales organization, including Mr. Aquino, our Senior Vice President, Worldwide Sales, do not participate in the bonus plan. Instead, they are eligible to receive sales incentive compensation, the payment of which is conditioned upon the achievement of certain sales-oriented performance measures, such as revenue, customer orders, or gross margin. As they relate to Mr. Aquino, the annual performance objectives for his sales incentive compensation are approved by the Committee and based upon the financial targets contained in our annual operating plan which is approved by the Board.

For fiscal 2007, the Committee, acting on the recommendation of the CEO, agreed to increase the target bonuses for Mr. Alexander and Mr. Smith, our Senior Vice President and Chief Operating Officer, from 50% to 75% of base salary to reflect the increased responsibilities each had recently assumed. As previously described, Mr. Alexander assumed responsibility for our development facility in India. Mr. Smith became Chief Operating Officer during fiscal 2006 and assumed responsibility for several additional functional areas. With these changes, target bonuses for fiscal 2007 were 100% of base salary for our CEO and 75% of base salary for the other Named Executive Officers, excluding Mr. Aquino. The Committee determined that for each of our Named Executive Officers, the total targeted cash compensation, consisting of base salary and bonus opportunity at the target level, was between the 50th and the 75th percentile of total cash compensation for equivalent positions in the Peer Group.

For fiscal 2007, the Committee considered whether to base payments under the bonus plan on quarterly, semi-annual, or annual performance metrics. The CEO recommended, and the Committee agreed, that the environment in which we operate continues to be so dynamic that attempting to set performance objectives over a period longer than one fiscal quarter risked the possibility of setting goals that would prove either too difficult or too easy to achieve.

The Committee also considered whether to use different performance metrics for senior executives than for other eligible employees. Because, prior to fiscal 2006, we had paid no bonuses to our employees for nearly four years, we determined that, at least initially, we would use the same performance metric for all eligible employees, including our executives, which, for fiscal 2007, was profitability. In establishing the performance goal, we sought to build upon our return to profitability in fiscal 2006, by leveraging our operating model and making prudent use of operating expense, all with a focus upon continuing the profitable growth of the company. To this end, we determined to use quarterly profitability targets for purposes of measuring performance under the bonus plan. In using this performance metric, the Committee sought to provide eligible employees, including the Named Executive Officers, an incentive to continue to stress profitable growth of our business and to improve operating profit during the fiscal year. We believed that, in addition to providing short-term incentives to meet our profitability objectives, treating all eligible employees in the same manner was important to the promotion of teamwork, morale and a highly productive work environment.

During fiscal 2007, the Committee set the quarterly profitability goals at its regular meeting at or near the beginning of each fiscal quarter, and the goals were communicated to the executive team. For the first quarter of fiscal 2007, the goal was based upon the achievement of the quarterly estimate of “as adjusted” pre-tax profit established in our fiscal 2007 operating plan, as approved by the Board. The operating plan is prepared in advance of each fiscal year to set out our targeted results, initiatives and strategies for the year and to form the basis upon which we run our business and allocate budgets. At the time it is prepared, the operating plan represents our best estimate of our forecasted financial results for the year. In general, we believe that the overachievement or underachievement of any performance measure contained in the operating plan is equally likely. In determining the as adjusted profit, the Committee makes adjustments to our GAAP results consistent with those reported in our quarterly earnings releases and such other adjustments as it considers equitable and necessary to reflect appropriate measures of performance and the goals of the bonus program. For the second, third and fourth quarters of fiscal 2007, when the Committee met to establish the bonus goals for that quarter, our then-current projection was that we would exceed the quarterly profit goal originally established in the operating plan. Therefore, the Committee determined to base the profitability goal for each of those quarters on the higher level of profit that we were then projecting. Again, the Committee believed that it was equally likely that we would overachieve or underachieve those goals.

In structuring the bonus, the Committee provided for a range of payments from a threshold amount to a maximum amount if the targets were exceeded or satisfied in part. This prevented employees from viewing the bonus plan as an “all-or-nothing” plan, which the Committee believes is generally undesirable. The percentage of the target bonus opportunity paid at each of the threshold, target, and maximum levels under the bonus plan is set forth in the following table, with payments interpolated for performance results falling between the designated payment levels.

	Percentage of Performance	Percentage of Applicable
	Goal Achieved	Target Bonus Paid

“Threshold”	70%	50%
“Target”	100%	100%
“Maximum”	120%	150%

Bonus payments were paid quarterly following our release of quarterly financial results. During fiscal 2007, we exceeded the “target” performance goal in each fiscal quarter, resulting in the payment of more than 100% of the target bonus.

Mr. Aquino’s sales incentive compensation during fiscal 2007 was also paid quarterly and based upon his achievement of performance measures approved by the Committee on the recommendation of the CEO. His target incentive opportunity for fiscal 2007 was 100% of his base salary. In approving this amount, the Committee considered his total target cash compensation to that of sales executives in the Peer Group. The Committee conditioned half of his sales incentive compensation upon the achievement of a specified value of total orders received during a quarter, and half on the achievement of a specified amount of gross margin dollars recognized. Each of these performance measures was based on our operating plan for fiscal 2007. The customer order goals were intended to incentivize building a backlog of orders for Ciena’s products and services, and the gross margin goals were intended to incentivize increasing sales at prices and on terms that generated high total gross margins. In establishing the gross margin goals, the Committee targeted the achievement of certain gross margin dollar targets by multiplying the revenues projected in our operating plan by the gross margin percentages projected in our operating plan. The Committee based the goals upon gross margin dollars because it believed this measure reflected an appropriate balance of incentivizing improvements in gross margin, while still rewarding revenue growth. Mr. Aquino’s sales incentive compensation became payable at the threshold level upon the achievement of 80% of the performance goals, with 100% of the bonus paid upon achievement of the goals. Payouts for performance in excess of the goals were subject to accelerator factors, with no cap on the amount payable if Mr. Aquino exceeded them. Because he overachieved his incentive compensation goals during fiscal 2007, Mr. Aquino’s sales incentive compensation was 119% of his base salary.

Equity-based compensation

We believe that equity-based incentive compensation performs an essential role in attracting and retaining executives and providing them incentives to maximize shareholder value. Depending upon the terms of these awards, including their vesting schedules, the Committee uses equity-based awards to focus upon, and reward the achievement of, short-term and long-term objectives, as well as corporate, departmental, and individual performance. Over the last six years, because we have generally not increased the base salaries of our executives or, until the end of fiscal 2006, paid them cash bonuses, we have relied heavily on equity-based compensation, making substantial awards to the executives in each of these years.

Historically, our equity-based compensation consisted primarily of stock options. However, in recent years there has been a rapid evolution of practices relating to equity-based compensation among the companies with which we compete. Like many of these companies, in fiscal 2006 we began to replace options with restricted stock awards. As described below, the Committee uses two forms of restricted stock units, which give the recipients the right to receive shares as the units vest, rather than making outright awards of stock subject to vesting conditions.

By rewarding holders when the market price of Ciena common stock increases, these awards are intended to align the interests of our executives with those of our shareholders and to incentivize them to increase shareholder value. Although prior to fiscal 2007 we tied vesting of some equity awards to the achievement of specific performance objectives, because of the unstable environment in which we had been operating, and the need for us to adapt quickly to changes in that environment, it was difficult to establish objectives that we could be confident would have the intended incentive effect over any meaningful period of time.

By the beginning of fiscal 2007, our business had begun to stabilize, and visibility relating to our operations and the market had improved. As a result, we were able to build more meaningful incentives into our equity awards and better tie their design to individual, departmental, or corporate performance. Thus, in fiscal 2007, we used two types of metrics for this performance-based compensation: metrics based on the financial performance of Ciena as a whole and metrics based on the accomplishment of narrower objectives related to particular functions or activities for which an executive is responsible. The metric used for a given executive depended on the nature of his or her position, the elements of our business or operating strategy to which that position relates, and the performance that we are seeking to reward, each as determined in the discretion of the Committee. Because we believe that overall corporate performance is the ultimate objective, and fostering teamwork is important, we generally use company-wide metrics for at least a portion of the performance-based compensation of all of our executives.

We value stock options using the Black-Scholes option pricing model. We value restricted stock awards at the market price of Ciena common stock at the time of grant. We use these same methodologies to calculate the compensation expense we recognize for financial reporting purposes under SFAS 123(R) and to report the value of equity awards that vested during the fiscal year in our “Summary Compensation Table” below. While we believe that this approach overstates the true value of both stock options and restricted stock, it provides a consistent metric that the Committee finds to be a useful tool in determining the appropriate size of equity awards.

Determination of amount of fiscal 2007 awards

In making equity awards for fiscal 2007, the Committee, assisted by Compensia, established the value that it believed was needed to be delivered to our executives, including the Named Executive Officers, in the form of equity compensation in order to accomplish the twin objectives of retaining their services and providing them incentives to achieve Ciena’s business and strategic objectives. In so doing, the Committee and, for the other executive officers, the CEO, considered:

•	the value of the equity awards made by the companies in our Peer Group to their executives;

•	the executive’s current holdings of unvested equity and the extent to which those holdings provide adequate retention incentives;

•	the percentage of the outstanding shares of Ciena represented by each of the executive’s equity holdings, as we believe that it is important both to retention and alignment with shareholder interest that senior executives have an opportunity to hold a meaningful interest in the company’s equity base;

•	the other elements of compensation for the executive, primarily base salary and incentive bonus opportunity during the year; and

•	for each of the executives other than the CEO, the CEO’s assessment of the role that the executive plays at Ciena, the importance of that role to Ciena’s success, and the quality of the executive’s performance in the role. The Committee considered the CEO’s assessment and made its own similar evaluation for the CEO.

The Committee then compared the compensation and equity holdings of the Named Executive Officers with the compensation and equity holdings of their counterparts in the Peer Group. It determined that, with the restoration of the incentive bonus plan, the total cash compensation of Ciena’s executives was now competitive with that of executives in the Peer Group. On the other hand, it determined that the holdings of Ciena’s executives as a percentage of its outstanding stock were, on the whole, substantially lower than for the companies in the Peer Group. The Committee was also cognizant that Ciena provides its executives relatively modest perquisites and retirement benefits in contrast to many companies in the Peer Group.

Based on this analysis, and in consultation with the CEO and Compensia, the Committee decided that, in order to provide sufficient assurance of retaining key executives, it was necessary to make equity awards for fiscal 2007 having a value delivered at the high end of the range of awards made by the Peer Group, as measured by the total value delivered to each executive. Based on these considerations, the Committee approved the awards reported in our “Grants of Plan-Based Awards” table below. The size of the awards to particular executives in relation to their Peer Group counterparts varied considerably due to differences in the individual situations of the executives, the particular nature of the functions they perform at Ciena, their perceived importance to Ciena’s future, and the risk that they would leave Ciena if not appropriately rewarded and motivated.

Determination of form of fiscal 2007 awards

The Committee next considered the form of the equity awards to the Named Executive Officers and the allocation between stock options and restricted stock. The Committee compared the outcomes for the executives of holding various combinations of options and restricted stock over a five-year period, using various assumptions about increases in the market price of Ciena’s common stock. Based on that comparison, the Committee concluded that a mix of options and restricted stock would be appropriate, as it combined the relative certainty offered by restricted stock and the leverage offered by stock options. The actual allocation of the value of each award between the two forms of equity varied from executive to executive, depending on his or her role in Ciena and other circumstances including compensation history, length of service as an executive and duration with Ciena. The allocations of value between options and restricted stock were recommended by the CEO, for all of the executives other than himself, and approved by the Committee. The Committee established the equity allocations for the CEO based on its review of similar factors discussed above.

In making the awards, the Committee took into account the incentive and retention effects of each form of award. It determined that, since stock options have value only if the price of the underlying shares increases, it was not necessary to condition vesting on meeting additional specific performance criteria. Accordingly, the option awards were structured to vest in equal monthly installments over a four-year period following the date of grant.

Performance-based RSUs

Although, by its nature, restricted stock serves to align the interests of the holders with that of shareholders, the Committee sought to amplify the incentive effect of the restricted stock by tying the vesting of the awards to the achievement of specific performance objectives. Accordingly, a portion of the restricted stock awards for fiscal 2007 were in the form of “performance-accelerated” restricted share units (“PARS”) and a portion were in the form of performance share units (“PSUs”).

Pursuant to their terms, the PARS vest in full four years after the date of grant (assuming that the executive is still employed by Ciena at that time), and, thus, provide a retention incentive. However, at the beginning of each of the first three fiscal years following the date of grant, the Committee establishes performance targets which, if satisfied, provide for the acceleration of vesting of one-third of the award. For fiscal 2007, the Committee established the performance target as the achievement of our projected annual operating income on an as-adjusted basis, which represented a significant increase over fiscal 2006. We believe this focused our executives’ attention on the achievement of our financial goals for the year. As the goal was achieved, one-third of each of the PARS granted to the executives vested on December 20, 2007.

Pursuant to their terms, the PSUs vest upon the satisfaction of individual performance objectives established for each executive. With the exception of the CEO, each executive’s objectives were defined by the CEO and approved by the Committee. The CEO’s objectives were established by the Committee. Each executive was assigned a set of qualitative performance objectives tailored to his or her role in helping us achieve our operational objectives for the year. The Committee recognized, however, that, in our dynamic business environment, short-term priorities can change during the course of the year and individual executives can be called on to assume different responsibilities in response to market changes or changes in operational or strategic priorities. Accordingly, the Committee reserved the right to interpret these performance objectives in light of the circumstances that existed at the end of the fiscal year and to make equitable adjustments to them if it determined that conditions outside the control of the executive prevented him or her from achieving any particular objective. Following the end of the fiscal year, the Committee reviewed the performance of each of the Named Executive Officers against his objectives, taking into account both the overachievement and the underachievement of particular objectives. On the basis of this review, the Committee determined that each of the executives had fully satisfied his performance objectives, and that all of the PSU awards should vest in their entirety. The size of the award, along with the principal categories relating to the performance objectives of each Named Executive Officer, are presented in the table below:

		Performance Goals
Name	PSUs Awarded	Related to the Following Operational Objectives

Gary B. Smith	20,000	• Establishment of executive-level relationships with strategic customers
		• Further development of succession plan and support of personnel in key functions
		• Expansion into additional customer market segments
		• Market validation of Ciena’s FlexSelect Architecture strategy
Joseph R. Chinnici	7,500	• Broader international financial resources
		• Financial information and support to facilitate global operations
		• Business process improvements intended to promote automation
		• Cross-functional corporate productivity
Stephen B. Alexander	12,500	• Timely delivery and development of product releases
		• Succession planning within engineering function
		• Integrated forecasting function
		• Market strategy relating to competitors
Michael G. Aquino	10,000	• Account plans and executive level relationships with strategic customers
		• Integrated sales forecasting system
		• Securing sales to strategic customers
		• Sales growth within strategic customer markets
Arthur D. Smith	12,500	• Hiring, retention and development of talented management personnel
		• Achievement of cost reductions and inventory process improvements
		• Implementation of information system initiatives
		• Improved customer service functions

Mix of Compensation

In determining the compensation mix among the elements above, the Committee does not assign specific ratios or other relative measures that dictate the total compensation mix to be awarded or targeted to the executive team. Because our base salaries have remained generally constant in recent years, our reinstitution of the incentive bonus plan for a full fiscal 2007, and our issuance of the performance-based RSUs described above, resulted in performance-based compensation representing a higher portion of total compensation for our Named Executive Officers during fiscal 2007 than years prior. Performance-based compensation awarded during fiscal 2007 was geared toward measures of profitability and the achievement of certain operational objectives, which were achieved or exceeded. The increased mix of performance-based compensation earned during fiscal 2007 reflects the Committee’s determination to utilize and award in a meaningful way performance-based elements of compensation as a motivation to achieve specific elements of our business strategy in fiscal 2007. The increased portion of performance-based compensation earned during fiscal 2007 also reflects the significant improvement in our financial performance during fiscal 2007.

Equity grant practices and timing

In recent years, we have sought to provide a consistent approach in our equity grant practices by granting equity awards to our executives and directors at or around the same time each year. Equity awards to our executives, including the Named Executive Officers, are made by the Committee, and the date of these awards is the same day that the Committee meets to approve the awards. Stock option awards are granted with an exercise price equal to the closing market price of Ciena’s common stock as reported on the date of the grant. For its regular annual consideration of equity awards to the Named Executive Officers, the Committee generally endeavors to meet and approve equity grants to the executive officers promptly following the release of earnings for the fourth quarter and fiscal year. This practice was begun in early fiscal 2007 and continued for grants made in fiscal 2008.

Health, welfare and other employee benefits

Our executives, including the Named Executive Officers, are eligible for the same health and dental insurance, life and accidental death insurance, disability insurance, vacation, and other similar benefits as the rest of our salaried employees. They are also are eligible to receive annual physical examinations, tax preparation services, and financial planning services. In addition, during fiscal 2007, we paid the annual premium for a supplemental term life insurance policy that provides our CEO with an additional $235,000 of coverage in excess of our standard $500,000 cap. We also paid supplemental long-term disability insurance premiums on behalf of our CEO and CFO. The incremental cost of the supplemental insurance coverage purchased for the benefit of these Named Executive Officers is included in the “All Other Compensation” column of our “Summary Compensation Table” below. Prior to the completion of fiscal 2007, we discontinued company sponsorship and payment of premiums for our CEO’s supplemental term life insurance policy and supplemental long-term disability insurance policy. Supplemental insurance coverage for Mr. Chinnici ceased upon his resignation.

Change in control severance agreements

At the time of their initial employment, or promotion to senior executive rank, we enter into severance agreements with executives, including each of the Named Executive Officers, that entitle them to certain payments and benefits if their employment is terminated following a change in control of Ciena. These agreements provide severance benefits in the event that employment is terminated by us or any successor entity without “cause,” or, by the officer for “good reason,” within one year following a “change in control” of Ciena. These agreements also provide that upon a change in control of Ciena, any unvested performance-based equity awards will be converted into awards with service-based vesting conditions, the effect of which would be to cause certain unvested awards to become immediately exercisable upon a change in control. Details regarding the severance benefits payable, continuation of benefits and acceleration of equity awards, as well as the estimated value of these benefits, are discussed in “Potential Payments upon Termination or Change in Control” below. Except as described above, Ciena does not have employment contracts with, or maintain deferred compensation plans for, any of its Named Executive Officers, all of whom serve as “employees at will.”

We believe that these arrangements are an important element of compensation in attracting and retaining qualified executives that could have other job alternatives that may appear to them to be less risky absent these arrangements, particularly given the significant level of acquisition activity in our industry and our recent return to financial health. Except for the conversion of performance-based awards to service-based awards upon a change in control, as described above, our arrangements are conditioned upon the occurrence of a “double trigger” event. This means that the severance benefits, including any acceleration of vesting, are not effective unless the executive’s employment is terminated without cause, or by the executive for good reason, within 12 months following the transaction (a “covered termination”). We believe this double trigger structure strikes an appropriate balance between the potential compensation payable and the recruitment and retention objectives described above. We also believe that, were Ciena to engage in discussions or negotiations relating to a corporate transaction that our Board deems in the interest of shareholders, these agreements would serve as an important tool in ensuring that our executive team remained focused on the consummation of the transaction, without significant distraction or concern relating to personal circumstances such as continued employment.

During fiscal 2007, in order to conform to what it believes constitutes preferred practices, the Committee made certain revisions to these agreements to provide for the treatment of RSUs and performance-based awards, and to remove the provision that provided a tax gross-up payment in the event that an executive was subject to the imposition of an excise tax as a result of a change in control transaction. In addition, our CEO’s agreement was amended to reduce the minimum severance payment from $3 million to $2 million and to reduce his benefits continuation period to one year. As a result of these revisions, upon a covered termination, we would make a lump sum payment to our CEO of the greater of $2 million, or the sum of his base salary and annual bonus, and vesting of his equity awards would be fully accelerated. Upon a covered termination, our other Named Executive Officers would receive one-year of salary continuation and bonus payments, and accelerated vesting of 50% of their unvested, outstanding equity awards. All Named Executive Officers would be entitled to continuation of benefits as described in “Potential Payments upon Termination or Change in Control” below.

Separation agreement with Mr. Chinnici

As previously disclosed, in April 2007, Mr. Chinnici informed Ciena of his intent to resign his position on or before December 31, 2007. In connection with the notification of his intent to resign, we entered into a separation agreement with Mr. Chinnici, which provides for certain post-employment compensation benefits in exchange for his agreement to assist in the transition of his responsibilities to a successor. The terms of this agreement are described in “Potential Payments upon Termination or Change in Control” below. In view of the critical role played by Mr. Chinnici as CFO, in overseeing our financial reporting, internal controls over financial reporting and other projects in process, the Committee believed that such arrangement was prudent in order to facilitate a smooth transition of responsibilities to a successor and to minimize disruption.

Income tax considerations

Section 162(m) of the Internal Revenue Code limits to $1 million the deductions we can take in determining our federal income tax for compensation paid to our CEO, and, pursuant to recent IRS guidance, the three other most highly compensated executive officers of Ciena. There is an exception to this limitation for compensation that is “performance based” as defined in the Code and applicable regulations. We generally seek to maximize the deductibility of executive compensation; however, because of our large net operating losses, it is unlikely that we will be required to pay federal income taxes for years, and therefore meeting the requirements of Section 162(m) is not of as great concern as it might otherwise be. Accordingly, when we believe it to be in the best interests of shareholders, we may structure compensation awards and plans to be eligible under Section 162(m).

EXECUTIVE COMPENSATION TABLES

The following discussion, tabular information and accompanying footnotes provide compensation-related information for our CEO, CFO and our other three highest-paid executive officers as of the end of fiscal 2007. Pursuant to SEC requirements, the tables below include compensation information for Joseph R. Chinnici, our former CFO, who resigned following the conclusion of our 2007 fiscal year. James E. Moylan, Jr. became our Senior Vice President and CFO upon Mr. Chinnici’s resignation. The individuals included in the compensation tables below are collectively referred to as the “Named Executive Officers” or “NEOs.”

Summary Compensation Table

The summary compensation table below presents the “total compensation” earned by our Named Executive Officers during fiscal 2007. This amount is not the actual compensation received by our NEOs during fiscal 2007. In addition to cash and other forms of compensation actually received, total compensation includes the dollar amounts set forth in the “Stock Awards” and “Option Awards” columns. These amounts reflect the compensation expense we recognized for financial statement reporting purposes with respect to equity awards granted to our NEOs in fiscal 2007, as well as grants made in prior fiscal years, to the extent such awards remained unvested in whole or in part at the beginning of fiscal 2007. The compensation expense included in the “Stock Awards” and “Option Awards” columns will likely vary from the actual amounts ultimately realized by any NEO based on a number of factors, including the number of shares that ultimately vest, the timing of any exercise or sale of shares, and the price of our stock.

The actual value realized by our NEOs from stock awards and options during fiscal 2007 is presented in the “Option Exercises and Stock Vested” table below. Details about the equity awards granted to our NEOs during fiscal 2007 can be found in the “Grant of Plan-Based Awards” table below.

Information in the table for salary is slightly higher than each NEO’s annual base salary because Ciena’s 2007 fiscal year consisted of 53 weeks.

Summary Compensation Table

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)(4)	($)(5)	($)

Gary B. Smith	2007	$509,616	—	$1,514,340	$539,567	$643,750	$17,593	$3,224,866
President and Chief Executive Officer
Joseph R. Chinnici	2007	$356,731	—	$739,477	$296,649	$337,970	$15,254	$1,746,081
Former Senior Vice President, Finance and Chief Financial Officer
Stephen B. Alexander	2007	$382,020	—	$1,026,337	$206,758	$362,109	$4,759	$1,981,983
Senior Vice President, Products and Technology, Chief Technology Officer
Michael G. Aquino	2007	$305,770	—	$695,520	$285,840	$356,982	$6,230	$1,650,342
Senior Vice President, World Wide Sales
Arthur D. Smith	2007	$331,250	—	$899,507	$207,063	$313,828	$15,360	$1,767,008
Senior Vice President, Chief Operating Officer

(1)	Reflects the compensation expense we recognized for financial statement reporting purposes in fiscal 2007 for stock awards. Pursuant to SEC requirements, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts reported above represent the expense associated with performance stock units (PSUs) and performance accelerated stock units (PARS) granted to each NEO during fiscal 2007, as well as restricted stock units (RSU) awards granted in fiscal 2004 and 2006 that continued to vest during fiscal 2007. For Mr. Chinnici, the amount reported also reflects an additional compensation expense of $229,752 incurred in fiscal 2007, associated with a separation agreement providing for the acceleration of vesting of 50% of his unvested stock awards on the date of his resignation. The calculation of this expense for Mr. Chinnici during fiscal 2007 assumed a December 31, 2007 resignation date and the vesting of his PSUs and PARS on December 20, 2007. For information regarding the other relevant assumptions made in calculating compensation expense, see Note 15 to the audited financial statements included in our Annual Report on Form 10-K filed on December 27, 2007, under the heading “Assumptions for RSU-Based Awards under SFAS 123(R).”

(2)	Reflects the compensation expense we recognized for financial statement reporting purposes in fiscal 2007 for stock option grants. Pursuant to SEC requirements, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts reported above represent the expense associated with stock options granted to each NEO during fiscal 2007, as well as stock option awards granted in fiscal 2004, 2005, and 2006, that continued to vest during fiscal 2007. For Mr. Chinnici, the amount reported also reflects an additional compensation expense of $134,626 incurred in fiscal 2007, associated with a separation agreement providing for the acceleration of vesting of 50% of his unvested stock options on the date of his resignation. The calculation of this expense during fiscal 2007 assumed a resignation date of December 31, 2007. We calculate compensation expense related to stock options using the Black-Scholes option pricing model. For additional information regarding the relevant assumptions made in calculating compensation expense, see Note 15 to the audited financial statements included in our Annual Report on Form 10-K filed on December 27, 2007, under the heading “Assumptions for Option-Based Awards under SFAS 123(R).”

(3)	Reflects the aggregate quarterly incentive awards earned during fiscal 2007 under our incentive bonus plan. See “Compensation Discussion and Analysis — Cash incentive bonuses” above for information regarding our incentive bonus plan and a discussion regarding the determination of quarterly corporate financial goals during fiscal 2007. These financial goals were met or exceeded each fiscal quarter and bonuses were paid as set forth below:

	Incentive Bonus Plan Compensation During Fiscal 2007
	First	Second	Third	Fourth
Name	Quarter	Quarter	Quarter	Quarter

Gary B. Smith	$162,500	$131,250	$187,500	$162,500
Joseph R. Chinnici	$85,313	$68,906	$98,438	$85,313
Stephen B. Alexander	$91,406	$73,828	$105,469	$91,406
Arthur D. Smith	$79,219	$63,984	$91,406	$79,219

(4)	For Mr. Aquino, the amount reported represents aggregate sales incentive compensation earned during fiscal 2007 as a result of his achievement of certain sales performance measures described in “Compensation Discussion and Analysis — Cash incentive bonuses” above.

(5)	All other compensation includes the following for each Named Executive Officer (as applicable) during fiscal 2007:

(a) As part of our standard compensation program, full-time U.S. employees receive basic life insurance of two times annual base salary, up to $500,000. We pay the premium for this standard coverage. During fiscal 2007, we paid an additional annual premium on behalf of Gary Smith for supplemental term life insurance that offers $235,000 in coverage above the limitation above. Only the premium for this supplemental insurance coverage is included in the total above. Prior to the end of fiscal 2007, we ceased our sponsorship of, and payment for, this supplemental insurance policy.

(b) As part of our standard compensation program, full-time U.S. employees receive long-term disability insurance coverage that provides, upon a qualifying disability, monthly payments of 60% of base salary for the duration of the disability, with payments ceasing at age 65. We pay the premium for this standard coverage. During fiscal 2007, we paid additional annual premiums on behalf of Gary Smith and Mr. Chinnici for supplemental coverage that provides additional monthly disability insurance payments of $7,500 and $10,375, respectively, should either of these officers become disabled. Only the premiums for supplemental insurance coverage for Messrs. Smith and Chinnici are included in the total above. Prior to the end of fiscal 2007, we ceased our sponsorship of, and payment for, this supplemental insurance policy on behalf of Mr. Smith.

(c) For Gary Smith, Arthur Smith and Joseph Chinnici, costs associated with annual physical examination and tax preparation services.

(d) For each Named Executive Officer, 401(k) plan matching contributions paid by us and generally available to all full-time U.S. employees.

(e) Gross up for tax purposes related to supplemental life and disability insurance and tax preparation services, as applicable.

Grants of Plan-Based Awards

The following table sets forth, on a grant-by-grant basis, information regarding equity and non-equity awards made to each of the NEOs during fiscal 2007. All equity grants were made under our 2000 Equity Incentive Compensation Plan. For each award made to our NEOs during fiscal 2007, the date the award was approved by our Compensation Committee was the same as the grant date. During fiscal 2007, we made grants in the form of performance stock units (PSUs), performance accelerated stock units (PARS) and stock options. The terms of these awards are set forth in the footnotes below the table. The amounts reported in the “Full Grant Date Fair Value” column reflect, for each equity award granted in fiscal 2007, the total compensation expense for financial reporting purposes, as of the grant date, that we would expect to incur over entire the vesting period of the award. By way of example, the amount reported for each 2007 award of PARS sets forth the aggregate compensation expense we would expect to incur over a period beginning in fiscal 2007 and ending in fiscal 2011. This amount will likely vary from the actual amount ultimately realized by any NEO based on a number of factors, including the number of shares that ultimately vest, the satisfaction or failure to meet any performance criteria for vesting or acceleration, the timing of any exercise or sale of shares, and the price of our stock.

Grants of Plan-Based Awards

										All Other
										Stock	All Other
										Awards:	Option
										Number	Awards:	Exercise
										of Shares	Number of	or Base
			Estimated Possible Payouts Under							of Stock	Securities	Price of	Full Grant
			Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards				or Stock	Underlying	Option	Date Fair
		Grant	Threshold	Target	Maximum	Threshold	Target		Maximum	Units	Options	Awards	Value
Name	Type of Awards	Date	($)	($)	($)	(#)	(#)		(#)	(#)	(#)(4)	($/Sh)	($)(5)

Gary B. Smith	Option	12/18/2006	—	—	—	—	—		—	—	75,000	$27.88	$1,207,058

	PSU	12/18/2006	—	—	—	—	20,000	(2)	—	—	—	—	$557,600

	PARS	12/18/2006	—	—	—	—	60,000	(3)	—	—	—	—	$1,672,800

	Incentive Bonus		$250,000	$500,000	$750,000

Joseph R. Chinnici	Option	12/18/2006	—	—	—	—	—		—	—	20,000	$27.88	$321,882

	PSU	12/18/2006	—	—	—	—	7,500	(2)	—	—	—	—	$209,100

	PARS	12/18/2006	—	—	—	—	20,000	(3)	—	—	—	—	$557,600

	Incentive Bonus		$131,250	$262,500	$393,750

	Vesting Acceleration(6)	04/05/2007	—	—	—	—	—		—	—	—	—	$468,485

Stephen B. Alexander	Option	12/18/2006	—	—	—	—	—		—	—	30,000	$27.88	$482,823

	PSU	12/18/2006	—	—	—	—	12,500	(2)	—	—	—	—	$348,500

	PARS	12/18/2006	—	—	—	—	50,000	(3)	—	—	—	—	$1,394,000

	Incentive Bonus		$140,625	$281,250	$421,875

Michael G. Aquino	Option	12/18/2006	—	—	—	—	—		—	—	30,000	$27.88	$482,823

	PSU	12/18/2006	—	—	—	—	10,000	(2)	—	—	—	—	$278,800

	PARS	12/18/2006	—	—	—	—	30,000	(3)	—	—	—	—	$836,400

	Incentive Bonus		$240,000	$300,000	n/a

Arthur D. Smith	Option	12/18/2006	—	—	—	—	—		—	—	25,000	$27.88	$402,353

	PSU	12/18/2006	—	—	—	—	12,500	(2)	—	—	—	—	$348,500

	PARS	12/18/2006	—	—	—	—	40,000	(3)	—	—	—	—	$1,115,200

	Incentive Bonus		$121,875	$243,750	$365,625

(1)	There are no additional future payouts to NEOs upon the satisfaction of non-equity incentive plan awards granted during fiscal 2007. Pursuant to SEC requirements, the dollar amounts in the table above reflect the estimated range of aggregate annual payouts possible under non-equity incentive plan awards during fiscal 2007. The actual amounts earned by the NEOs during fiscal 2007 are set forth in the “Non-Equity Incentive Compensation” column of the “Summary Compensation Table” above. For a description of the incentive bonus plan and the actual quarterly awards paid thereunder, see footnote 3 to the “Summary Compensation Table” and “Compensation Discussion and Analysis — Cash incentive bonuses” above. For Mr. Aquino, the table above includes the estimated range of sales incentive compensation payable during fiscal 2007. This sales incentive compensation does not provide for a maximum award. The actual amount earned by Mr. Aquino is set forth in the “Non-Equity Incentive Compensation” column of the “Summary Compensation Table” above.

(2)	Reflects the number of shares underlying PSUs granted to the NEOs during fiscal 2007. These awards were to vest in their entirety upon the achievement of certain management performance goals described in “Compensation Discussion and Analysis — Equity-based compensation” above, provided that the goals were met on or before December 20, 2007. Prior to December 20, 2007, the Compensation Committee determined that these goals had been met and that each of the PSUs granted to the NEOs vested in their entirety.

(3)	Reflects the number of shares underlying PARS granted to the NEOs during fiscal 2007. These awards vest in their entirety, based upon continued service by the NEO, upon the fourth anniversary of the date of grant. The vesting of all or a portion of the shares underlying the award, however, may be accelerated upon the achievement of performance goals established by the Compensation Committee on an annual basis. For fiscal 2007, up to one-third of the shares underlying the award were subject to acceleration upon the achievement of certain corporate financial performance targets described in “Compensation Discussion and Analysis — Equity-based compensation” above. Prior to December 20, 2007, the Compensation Committee determined that this performance goal had been achieved, and, on December 20, 2007, one-third of the PARS granted to each of the NEOs in fiscal 2007 vested in the following amounts: 20,000 as to Gary Smith, 16,667 as to Mr. Alexander, 10,000 as to Mr. Aquino, 13,334 as to Arthur Smith and 6,667 as to Mr. Chinnici.

(4)	Reflects the number of shares underlying stock option awards granted to the NEOs during fiscal 2007. Option awards have a ten-year term and vest monthly in 48 equal amounts over a four-year period from the grant date.

(5)	Reflects the full grant date fair value under SFAS 123(R) for PSUs, PARS and stock options awarded to the NEOs during fiscal 2007. For information regarding the relevant assumptions made in calculating compensation expense for stock awards and stock options, you should refer to the information set forth in Note 15 to the audited financial statements included in our Annual Report on Form 10-K filed on December 27, 2007.

(6)	For Mr. Chinnici, the amount reported reflects an additional share-based compensation expense incurred in fiscal 2007 associated with a separation agreement entered into on April 5, 2007 providing for the acceleration of vesting of 50% of his unvested stock options and stock awards on the date of his resignation. In calculating this amount, we applied the assumptions described in footnotes (1) and (2) to the “Summary Compensation Table” above. Mr. Chinnici resigned as CFO following the filing of our Annual Report on Form 10-K on December 27, 2007, and, otherwise, as an employee of Ciena on December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, on an award-by-award basis, information related to unexercised options, stock awards that have not yet vested and other equity incentive plan awards held by each NEO as of the end of fiscal 2007. The vesting conditions for each award, including the identification of those awards that are subject to performance-based vesting conditions, are set forth in the footnotes below the table. The market value of shares and equity incentive plan awards that have not vested are calculated by multiplying the number of shares by $46.88, the closing price per share of our common stock on The NASDAQ Stock Market on the last trading day of our fiscal 2007.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
												Equity
												Incentive
										Equity		Plan Awards:
										Incentive		Market
				Equity Incentive						Plan Awards:		or Payout
				Plan					Market	Number		Value of
				Awards:			Number of		Value of	of Unearned		Unearned
	Number of	Number of		Number			Shares or		Shares or	Shares,		Shares,
	Securities	Securities		of Securities			Units		Units of	Units or		Units or
	Underlying	Underlying		Underlying			of Stock		Stock	Other		Other
	Unexercised	Unexercised		Unexercised	Option		That		That Have	Rights		Rights
	Options	Options		Unearned	Exercise	Option	Have Not		Not	That Have		That Have
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Not Vested		Not Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)	(#)		($)

Gary B. Smith	17,188	57,812	(1)	—	$27.88	12/18/2016
	37,946	53,571	(2)	—	$16.52	11/02/2015
	26,960	—		—	$19.95	12/10/2014
	32,857	—		—	$47.32	12/09/2013
	100,000	—		—	$31.71	11/19/2012
	100,000	—		—	$72.03	03/12/2012
	88,442	—		—	$114.66	10/16/2011
	8,333	—		—	$104.35	10/20/2009
	19,643	—		—	$112.88	08/23/2009
	6,903	—		—	$60.81	11/12/2008
	953	—		—	$43.31	09/17/2008
							2,857	(7)	$133,936
							23,216	(8)	$1,088,366
										60,000	(9)	$2,812,800
										20,000	(11)	$937,600
Joseph R. Chinnici	4,583	15,417	(1)	—	$27.88	12/18/2016
	1,488	17,857	(2)	—	$16.52	11/02/2015
	7,857	—		—	$47.32	12/09/2013
	35,714	—		—	$72.03	03/12/2012
	27,584	—		—	$114.66	10/16/2011
	9,714	—		—	$104.35	10/20/2009
	2,500	—		—	$60.81	11/12/2008
							667	(7)	$31,269
							7,144	(8)	$334,911
										20,000	(9)	$937,600
										7,500	(11)	$351,600

	Option Awards						Stock Awards
												Equity
												Incentive
										Equity		Plan Awards:
										Incentive		Market
				Equity Incentive						Plan Awards:		or Payout
				Plan					Market	Number		Value of
				Awards:			Number of		Value of	of Unearned		Unearned
	Number of	Number of		Number			Shares or		Shares or	Shares,		Shares,
	Securities	Securities		of Securities			Units		Units of	Units or		Units or
	Underlying	Underlying		Underlying			of Stock		Stock	Other		Other
	Unexercised	Unexercised		Unexercised	Option		That		That Have	Rights		Rights
	Options	Options		Unearned	Exercise	Option	Have Not		Not	That Have		That Have
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Not Vested		Not Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)	(#)		($)

Stephen B. Alexander	6,875	23,125	(1)	—	$27.88	12/18/2016
	19,643	19,642	(2)	—	$16.52	11/02/2015
	17,857	—		—	$19.95	12/10/2014
	7,857	—		—	$47.32	12/09/2013
	42,857	—		—	$31.71	11/19/2012
	53,571	—		—	$72.03	03/12/2012
	34,942	—		—	$114.66	10/16/2011
	7,142	—		—	$104.35	10/20/2009
	4,285	—		—	$60.81	11/12/2008
							667	(7)	$31,269
							10,716	(8)	$502,366
										50,000	(9)	$2,344,000
										12,500	(11)	$586,000
Michael G. Aquino	6,875	23,125	(1)	—	$27.88	12/18/2016
	1,191	18,452	(3)	—	$31.43	06/01/2016
	417	5,000	(4)	—	$17.43	10/26/2015
	84	833	(5)	—	$16.52	06/10/2015
	112	669	(6)	—	$16.87	10/26/2014
	2,820	—		—	$46.90	11/05/2013
	1,785	—		—	$38.85	05/14/2013
	12,685	—		—	$48.30	05/19/2012
										30,000	(9)	$1,406,400
							6,700	(10)	$314,096
										10,000	(11)	$468,800
Arthur D. Smith	5,729	19,271	(1)	—	$27.88	12/18/2016
	5,616	23,214	(2)	—	$16.52	11/02/2015
	5,362	—		—	$19.95	12/10/2014
	6,000	—		—	$47.32	12/09/2013
	25,000	—		—	$31.71	11/19/2012
	26,785	—		—	$72.03	03/12/2012
	12,899	—		—	$114.66	10/16/2011
	7,142	—		—	$388.08	05/16/2011
	5,086	—		—	$233.85	01/17/2010
	2,229	—		—	$104.35	10/20/2009
	1,686	—		—	$60.81	11/12/2008
							524	(7)	$24,565
							10,716	(8)	$502,366
										40,000	(9)	$1,875,200
										12,500	(11)	$586,000

(1)	Remaining unvested options granted on December 18, 2006 vest in equal monthly amounts from December 1, 2007 through December 1, 2010.

(2)	Remaining unvested options granted on November 1, 2005 vest in equal monthly amounts from December 1, 2007 through November 1, 2009.

(3)	Remaining unvested options granted on June 1, 2006 vest in equal monthly from December 1, 2007 through June 1, 2010.

(4)	Remaining unvested options granted on October 26, 2005 vest in equal monthly amounts from November 30, 2007 through October 31, 2009.

(5)	Remaining unvested options granted on June 10, 2005 vest in equal monthly amounts from November 30, 2007 through June 30, 2009.

(6)	Remaining unvested options granted on October 26, 2004 vest in equal monthly amounts from November 30, 2007 through October 31, 2008.

(7)	Remaining unvested RSUs granted on December 9, 2003 will vest in full on December 9, 2007.

(8)	Remaining unvested RSUs granted on November 1, 2005 vest in equal amounts on the last day of each fiscal quarter through October 31, 2009.

(9)	Remaining unvested PARS granted on December 18, 2006 vest in their entirety on December 20, 2010. The vesting of all or a portion of the shares, however, may be accelerated upon the achievement of performance goals established by the Compensation Committee on an annual basis. For fiscal 2007, up to one-third of the shares underlying each award disclosed above was subject to acceleration upon the achievement of certain corporate financial targets described in “Compensation Discussion and Analysis — Equity-based compensation” above. One-third of the PARS vested on December 20, 2007 as set forth in footnote 3 to the “Grants of Plan-Based Awards” table above.

(10)	Remaining unvested RSUs granted on June 1, 2006 vest in equal amounts on the last day of each fiscal quarter through May 1, 2010.

(11)	Remaining unvested PSUs granted on December 18, 2006 were to vest in their entirety upon the achievement of certain management performance goals described in “Compensation Discussion and Analysis — Equity-based compensation” above, provided that these goals were met on or before December 20, 2007. These PSUs vested in their entirety on December 20, 2007 as set forth in footnote 2 to the “Grants of Plan-Based Awards” table above.

Option Exercises and Stock Vested

The following table sets forth, as to each NEO, information related to stock options exercised and stock awards vested during fiscal 2007. Because this table only reflects activity during fiscal 2007, it does not include the vesting on December 20, 2007, following the completion of fiscal 2007, of the PSUs and PARS awarded to the NEOs during fiscal 2007. Information regarding the vesting of these awards is included in the footnotes to the “Grants of Plan-Based Awards” table above.

The value realized upon exercise of options is a pre-tax amount that reflects the number of shares exercised during fiscal 2007, multiplied by difference between the closing price per share of our common stock on the date of exercise and the exercise price of the option. The value realized upon vesting of stock awards is a pre-tax amount determined by multiplying the number of vested shares of stock during fiscal 2007 by the closing price per share of our common stock on the vesting date for that award. Information as to value is not the actual amount realized by each NEO and does not take into account any reductions related to brokerage commissions or fees, withholding tax, or forfeiture or other disposition of shares to cover these amounts.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of
	Shares		Number of
	Acquired on	Value Realized	Shares Acquired	Value Realized
	Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Gary B. Smith	25,898	$462,085	14,465	$484,740
Joseph R. Chinnici	59,226	$319,218	4,239	$143,781
Stephen B. Alexander	—	—	6,023	$207,140
Michael G. Aquino	50,059	$866,930	2,676	$95,038
Arthur D. Smith	30,093	$530,803	5,880	$203,512

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

This section describes and quantifies the estimated compensation benefits that would be paid to our Named Executive Officers in each of the following situations:

•	upon death or disability;

•	upon a change in control in Ciena; and

•	upon a termination of employment following a change in control of Ciena.

These estimated payments are calculated based on compensation arrangements in effect as of the end of fiscal 2007. Although these calculations are intended to provide reasonable estimates of potential compensation benefits payable, our estimates are based on certain assumptions described below and may not represent the actual amount that any individual would receive.

Except as described below, we do not maintain employment agreements with our executive officers, including the NEOs. The information below describes those limited instances in which our NEOs would be entitled to payments following a termination of employment or upon a change in control of Ciena. Our NEOs are “at will” employees and, except as otherwise described below, they are only entitled to payment of accrued salary and vacation time, on the same terms as provided to our other employees, upon any resignation, retirement or termination of employment, with or without cause. The calculations below do not include any estimated payments for those benefits that we generally make available on the same terms to our full-time employees.

Pursuant to SEC requirements, we have included Mr. Chinnici in the following descriptions and estimates of the severance payments and benefits payable upon death, disability, change in control and termination subsequent to a change in control. These represent estimated amounts payable had these triggering events occurred as of the end of fiscal 2007. However, as previously described, Mr. Chinnici resigned as an employee of Ciena on December 31, 2007. As a result, the payments summarized under “Separation Agreement with Mr. Chinnici” below, represent, in entirety, all severance and benefits payable to Mr. Chinnici by Ciena due to his termination of employment in accordance with a separation agreement dated April 5, 2007.

Payments upon Death or Disability

Supplemental Insurance Benefits.  As part of our standard compensation program, full-time U.S. employees receive short-term and long-term disability insurance coverage. Generally, our long-term disability coverage provides that upon a qualifying disability, employees are eligible to receive monthly payments of 60% of base salary for the duration of the disability, with payment ceasing at age 65. We pay the full cost of the premiums for disability insurance coverage provided to our employees, including the NEOs. As of the end of fiscal 2007, we also paid for executive long-term disability insurance coverage on behalf of Mr. Chinnici that provided him an additional monthly payment until age 65 of $10,375 should he become disabled. Assuming that the triggering event took place on the last day of our fiscal 2007, Mr. Chinnici would have been entitled to receive, in absolute dollars, approximately $1.5 million in the aggregate, paid in monthly amounts up to age 65. Because Mr. Chinnici resigned as an employee of Ciena effective December 31, 2007, no payments will be made to him under this policy.

Acceleration of Equity Awards.  Prior to fiscal 2007, certain RSU awards granted to employees, including our NEOs, provided for acceleration of vesting upon the death or disability of the holder. While these acceleration provisions were not unique to our NEOs, RSU awards were predominately granted to our executive officers at that time. As a result, we have reflected the value of this acceleration in the table below. We do not currently grant RSU awards that provide for acceleration of vesting upon death or disability. For purposes of calculating the estimated payments associated with the acceleration of these awards, we have assumed that the triggering event took place on the last day of our fiscal 2007. For each NEO, the amount in the table below reflects the value of their RSUs that are subject to acceleration of vesting upon death or disability, based on our fiscal year-end closing stock price of $46.88 per share.

Value of
RSU Acceleration
Upon Death or
Disability
Name	($)

Gary B. Smith	$1,222,302
Joseph R. Chinnici	$366,180
Stephen B. Alexander	$533,635
Michael G. Aquino	$314,096
Arthur D. Smith	$526,931

Payments upon Change in Control

We have entered into change in control severance agreements with our executive officers, including each of our NEOs. These agreements provide that upon a “change in control,” any unvested performance-based equity awards (including awards that provide for performance-based acceleration of vesting such as PARS), to the extent unvested, will be converted into awards with time-based vesting conditions. The unvested awards will be deemed to have commenced vesting on the grant date, with vesting continuing as to 1/16th of the grant amount at the end of each three-month period following the grant date. The effect of this provision would be to cause certain unvested awards to become immediately exercisable upon a change in control. You should review the “Applicable Definitions” below to better understand the meaning of the term “change in control” under our change in control severance agreements.

In addition, under the terms of our equity incentive plans and stock option award agreements, certain outstanding stock options held by employees, including our NEOs, are subject to 12 months acceleration of vesting upon a change in control of Ciena.

The following table shows, for each NEO, the estimated value of: (i) the conversion of performance-based stock awards, and the resulting acceleration of vesting of these awards, and (ii) the 12 months’ acceleration of vesting for stock options, in each case, assuming the occurrence of a change in control on the last day of our fiscal 2007. Conversion of performance-based stock awards and acceleration of stock option vesting upon a change in control does not require termination of employment.

						Acceleration of Stock
	Conversion of Performance-Based Stock Awards					Option Awards Upon
	Upon Change in Control					Change in Control
			Number of
			Unvested
			Performance-	Number of
			Based Shares	Shares			Value
			Subject to	Subject to	Value	Number of	Realized on
			Conversion	Accelerated	Realized on	Shares	Accelerated
			to Time-	Vesting as a	Accelerated	Subject to	Vesting of
			Based	Result of	Vesting of	Accelerated	Stock Option
		Type of	Vesting	Conversion	Stock Awards	Vesting	Awards
Name	Grant Date	Award	(#)	(#)	($)(1)	(#)	($)(2)

Gary B. Smith	12/18/2006	PARS	60,000	11,250	$527,400
	12/18/2006	PSU	20,000	3,750	$175,800
						45,536	$1,169,473
Joseph R. Chinnici	12/18/2006	PARS	20,000	3,750	$175,800
	12/18/2006	PSU	7,500	1,406	$65,913
						13,929	$366,084
Stephen B. Alexander	12/18/2006	PARS	50,000	9,375	$439,500
	12/18/2006	PSU	12,500	2,343	$109,840
						17,321	$440,666
Michael G. Aquino	12/18/2006	PARS	30,000	5,625	$263,700
	12/18/2006	PSU	10,000	1,875	$87,900
						18,312	$361,741
Arthur D. Smith	12/18/2006	PARS	40,000	7,500	$351,600
	12/18/2006	PSU	12,500	2,343	$109,840
						17,857	$471,139

(1)	Reflects the value of stock awards subject to acceleration of vesting based on our fiscal year-end closing stock price of $46.88 per share.

(2)	Reflects the value of stock option awards subject to acceleration of vesting based on the difference between the actual exercise price of each award and our fiscal year-end closing stock price of $46.88 per share.

Payments upon Termination following Change in Control

Our change in control severance agreements also provide our executive officers, including each of our NEOs, with severance benefits in the event that his or her employment is terminated by us or any successor entity without “cause,” or, by the officer for “good reason,” within one year following a “change in control.” We refer to this double trigger event, which requires both a change in control of Ciena and a subsequent termination of employment, as a “covered termination.” Severance benefits may also apply where the officer is terminated in advance of a change in control and the officer can reasonably demonstrate that his or her termination was in connection with or in anticipation of the change in control. Our change in control severance agreements continue in effect for the duration of each officer’s employment and for up to a period of 14 months following a change in control. Payment of any severance benefits is conditioned upon the officer agreeing to be bound by certain provisions restricting his or her ability to compete with us, and to solicit our employees or business, for one year after termination, as well as the officer’s delivery to us of a general release and waiver of claims. In the event of a breach of these provisions, the officer must reimburse all severance benefits paid. The severance benefits described below will be paid by us or our successor upon a covered termination.

Salary and Bonus Payment.  Upon a covered termination, we will make a lump sum payment to Gary Smith of the greater of $2 million, or the sum of his base salary and annual bonus. Upon a covered termination, our other NEOs will receive the following for one year: (i) salary continuation, paid bi-weekly in accordance with standard payroll practices; and (ii) continued quarterly bonus payments under our incentive bonus plan. The base salary and bonus payments will be determined based on the salary rate and incentive compensation program in effect immediately prior to either, the date of termination or the effective date of the change in control, whichever is higher. Bonus amounts will be paid at the “target” level.

Continuation of Benefits.  Upon a covered termination, each NEO and his or her family are eligible to continue to participate in our group medical, dental, life and disability plans until the earlier of the first anniversary of the covered termination or the date of such officer’s commencement of alternate employment. If we cannot continue benefits coverage, we are obligated to pay for or provide equivalent coverage at our expense. We will also pay the officer, on a grossed-up basis at the highest marginal income tax rate for individuals, an amount sufficient to cover any additional taxes incurred due to income realized from continued benefits coverage, solely to the extent such taxes result from non-employee status. We will also continue to maintain director and officer insurance coverage for the NEO and will maintain in effect any indemnification agreement we have entered into with them.

Treatment of equity awards.  Upon a covered termination, all unvested options and RSUs held by Gary Smith will immediately vest and become exercisable. For our other NEOs, upon a covered termination, 50% of their unvested options and RSUs (including any performance-based awards previously converted to time-based vesting upon a change in control) will vest immediately.

Applicability of Excise Taxes.  Should any payment of severance benefits to our NEOs be subject to excise tax imposed under federal law, or any related interest or penalties, the payments will be either paid in full by us or paid in a lesser amount such that no portion of the payments would be subject to the excise tax, whichever results in receipt of a greater amount by the NEO.

You should review the “Applicable Definitions” below to better understand the meaning of the terms “change in control,” “cause” and “good reason,” under our change in control severance agreements.

The following table shows the estimated value of the payments to each NEO assuming the occurrence of a covered termination on the last day of our fiscal 2007. Payment of the amounts below requires a Ciena change in control and a qualified termination of employment, a so called “double trigger.” Upon a covered termination, payment of the amounts below would be in addition to the amounts set forth in the “Payments Upon Change in Control” table above.

					Acceleration of Stock Option
			Acceleration of Stock Awards Upon Covered Termination		Awards Upon Covered Termination
						Value Realized on
	Salary and		Number of	Value Realized on	Number of Shares	Accelerated
	Bonus	Continuation	Shares Subject	Accelerated	Subject to	Vesting of
	Severance	of Benefits	to Accelerated	Vesting of Stock	Accelerated	Stock Option
	Payment	Coverage	Vesting	Awards	Vesting	Awards
Name	($)(1)	($)(2)	(#)	($)(3)	(#)	($)(4)

Gary B. Smith	$2,000,000	$10,665	91,073	$4,269,502	65,847	$1,555,371
Joseph R. Chinnici	$612,500	$11,797	15,078	$706,857	9,673	$234,498
Stephen B. Alexander	$656,250	$10,818	31,084	$1,457,218	12,724	$297,545
Michael G. Aquino	$600,000	$11,408	19,601	$918,895	14,885	$277,700
Arthur D. Smith	$568,750	$9,418	26,949	$1,263,369	12,315	$299,918

(1)	Reflects pre-tax, absolute dollar amounts for severance payments to each NEO based upon: (a) annual salary in effect as of the end of fiscal 2007; and (b) annual incentive compensation payable during fiscal 2007 at the target level. See footnotes 3 and 4 to the “Summary Compensation Table” above for information regarding the payouts to our NEOs pursuant to our incentive bonus plan and sales incentive compensation, as applicable, for fiscal 2007.

(2)	Includes aggregate incremental costs (a) for continuation of medical and dental benefits as assumed for financial reporting purposes, and (b) for continuation of life and disability insurance benefits, in each case, assuming we are able to continue benefits coverage for each NEO at the level of coverage in place at the end of fiscal 2007, and, assuming further, that no additional tax will be incurred by any NEO solely resulting from their non-employee status.

(3)	Reflects the value of stock awards subject to acceleration of vesting based on our fiscal year-end closing stock price of $46.88 per share.

(4)	Reflects the value of stock option awards subject to acceleration of vesting based on the difference between the actual exercise price of each award and our fiscal year-end closing stock price of $46.88 per share.

Applicable Definitions

For purposes of determining whether a change in control or covered termination has occurred under the change in control severance agreements, the following terms generally have the following meanings:

“Cause” means:

•	the officer’s willful or continued failure substantially to perform the duties of his position, as determined by the Board;

•	any willful act or omission constituting dishonesty, fraud or other malfeasance;

•	any act or omission constituting immoral conduct or a willful material violation of our Code of Business Conduct and Ethics, that is injurious to our financial condition or business reputation;

•	a final adjudication of liability of the officer in any SEC or other civil or criminal securities law action; or

•	the officer’s conviction of, or plea of nolo contendere to, a felony.

“Good reason” means:

•	removal from, or failure to be reappointed to, the officer’s principal position held immediately prior to the change in control;

•	material diminution in the officer’s position, duties or responsibilities held immediately prior to the change in control;

•	reduction in base salary, incentive compensation opportunity or participation in other benefit plans as in effect immediately before the change in control;

•	relocation of principal workplace more than 50 miles; or

•	the failure to obtain the assumption of the change in control severance agreement by any successor company.

“Change in control” means:

•	the sale or exchange by our shareholders of all or substantially all of our outstanding stock, or a merger, consolidation, sale or exchange transaction, in each case, where the shareholders before such transaction do not retain at least a majority voting interest in the acquiring corporation after such transaction;

•	the sale or transfer of all or substantially all of our assets;

•	our liquidation or dissolution; or

•	any other event determined to be a change in control by our Board of Directors.

Separation Agreement with Mr. Chinnici

On April 5, 2007, we entered into a separation agreement with Mr. Chinnici, that provides certain benefits in connection with his resignation and agreement to assist in the transition of his responsibilities to his successor. Mr. Chinnici resigned on December 31, 2007. Following his resignation and delivery to Ciena of a general release from liability on January 2, 2008, we paid Mr. Chinnici, in a lump sum, a severance amount equal to his annual salary, plus his annualized bonus payment under our incentive bonus plan at the target level. In addition, we accelerated vesting of 50% of Mr. Chinnici’s unvested stock options and stock awards upon his resignation. We will continue to provide Mr. Chinnici medical and dental benefits until the earlier of December 31, 2008 or the date he becomes eligible for comparable coverage from another employer. We will also provide outplacement services of up to $15,000. The estimated value of amounts paid or payable to Mr. Chinnici under his separation agreement is set forth in the table below:

		Acceleration of	Continuation of
	Salary and Bonus	Vesting of Stock	Medical and Dental	All Other
	Severance Payment	Options and RSUs	Benefits Coverage	Compensation
Name	($)	($)(1)	($)(2)	($)(3)

Joseph R. Chinnici	$612,500	$502,055	$8,196	$15,000

(1)	Reflects (a) the value of stock awards subject to accelerated vesting based on the closing stock price of $32.42 per share on January 2, 2008; and (b) the value of stock option awards subject to accelerated vesting based on the difference between the actual exercise price of each award and the closing stock price on January 2, 2008.

(2)	Includes estimated cost, as assumed for financial reporting purposes, for continuation of medical and dental benefits coverage through December 31, 2008, based on the level of benefits participation upon resignation.

(3)	Assumes Mr. Chinnici’s election to use the full outplacement service allotment.

Pursuant to SEC requirements, we are also required to disclose the estimated value of payments to Mr. Chinnici assuming that his resignation had occurred on November 3, 2007, the last day of our fiscal 2007. Assuming this fiscal year-end resignation, the amounts reported above would have been unchanged, except (i) the value of the continuation of Mr. Chinnici’s medical and dental benefits coverage would have been $9,562, reflecting an additional two-month coverage period; and (ii) the value of the acceleration of vesting of Mr. Chinnici’s stock options and stock awards would have been $1,245,269, reflecting his holdings at that time, and our fiscal year-end closing stock price of $46.88 per share.

POLICY FOR RELATED PERSON TRANSACTIONS

In February 2007, the Board of Directors adopted a written Policy for Related Person Transactions. The purpose of the policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any related party transaction or series of transactions in which: (i) Ciena was, is or will be a participant; (ii) the amount involved exceeds $120,000; and (iii) a related person had, has or will have a direct or indirect material interest.

For purposes of the policy, a related person is one of the following:

•	any Ciena director, nominee for director or executive officer (as such term is used in Section 16 of the Securities Exchange Act of 1934),

•	any immediate family member of a Ciena director, nominee for director or executive officer,

•	any person (including any “group” as such term is used in Section 13(d) of the Exchange Act) who is known to Ciena as a beneficial owner of more than 5% of its voting common stock, and

•	any immediate family member of significant shareholder.

Under the policy, all related person transactions above a certain de minimis threshold are required to be approved or ratified by the Audit Committee, or another committee consisting solely of independent directors. As a general rule, any director who has a direct or indirect material interest in the related person transaction should not participate in the consideration of whether to approve or ratify the transaction. Prior to entering into a related person transaction, the material facts regarding the transaction, including the interest of the related person, must be presented to the Audit Committee for review. The Committee will consider whether the related person transaction is advisable and whether to approve, ratify or reject the transaction or refer it to the full Board of Directors, in its discretion. If the Committee approves a related person transaction, it will report the action to the full Board of Directors, and Ciena will disclose the terms of related person transactions in its filings with the SEC to the extent required.

CERTAIN RELATED PERSON TRANSACTIONS

Ciena has entered into indemnification agreements with each of its directors and executive officers. These agreements require Ciena to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with Ciena.

EQUITY COMPENSATION PLAN INFORMATION

The Board of Directors previously determined that future grants of stock options, restricted stock, or other forms of equity-based compensation will be issued only under the 2000 Plan. The Board of Directors capped future equity grants under all other current equity incentive plans, excluding Ciena’s ESPP. The following table provides information as of the end of fiscal 2007, with respect to the shares of Ciena common stock that may be issued under Ciena’s existing equity compensation plans. If our shareholders approve the 2008 Plan at the Annual Meeting, we will not make any further awards under our prior equity incentive compensation plans and will make future awards exclusively from the 2008 Plan and ESPP. See “Proposal No. 2 — Approval of 2008 Omnibus Incentive Compensation Plan” above for more information.

	(A)		(B)	(C)
	Number of securities to be			Number of securities remaining
	issued upon exercise of		Weighted average exercise	available for future issuance under
	outstanding options,		price of outstanding	equity compensation plans (excluding
Plan category	warrants and rights		options, warrants and rights	securities reflected in Column(A)

Equity compensation plans approved by security holders(1)	2,962,824	(2)	$53.33	7,317,027
Equity compensation plans not approved by security holders(3)	2,907,828		$54.01	—

Total	5,870,652		$53.67	7,317,027	(4)

(1)	Consists of the following equity compensation plans:

•	1994 Third Amended and Restated Stock Option Plan;

•	1996 Outside Directors Stock Option Plan;

•	2000 Plan;

•	ESPP; and

•	equity compensation plans assumed by Ciena in connection with its merger with ONI Systems Corp., including, the ONI 1999 Equity Incentive Plan, the ONI 1998 Equity Incentive Plan and the ONI 1997 Stock Option Plan (“ONI Plans”). There are no shares available for future issuance under the ONI Plans. Any shares subject to outstanding awards under the ONI Plans that are forfeited, expire or are canceled without delivery of common stock become available for grant and issuance under the 2000 Plan.

(2)	Does not include 1,135,578 shares underlying restricted stock units issued and outstanding under the 2000 Plan.

(3)	Consists of 1999 Non-Officer Stock Option Plan and equity compensation plans assumed by Ciena in connection with mergers or acquisitions, including the Cyras Systems, Inc. 1998 Stock Plan, the Omnia Communications, Inc. 1997 Stock Plan, the Lightera Networks, Inc. 1998 Stock Plan, the WaveSmith Networks, Inc. 2000 Stock Option and Incentive Plan, the Internet Photonics, Inc. 2000 Corporate Stock Option Plan and the Catena Networks, Inc. 1998 Equity Incentive Plan.

(4)	Consists solely of shares remaining available for future issuance under the 2000 Plan and the ESPP. The 2000 Plan incorporates an evergreen provision pursuant to which, on January 1 of each year, the aggregate number of shares reserved for issuance under the 2000 Plan automatically increases by 5% of the total number of shares of Ciena’s common stock outstanding, unless the Compensation Committee determines to reduce the increase in that year. The Compensation Committee has not increased the number of shares available under the 2000 Plan since January 1, 2004. The ESPP also provides for an evergreen provision, pursuant to which, on December 31 of each year, the number of shares available for issuance annually increases by up to 571,428 shares, provided that the total number of shares available for issuance at any time under the ESPP may not exceed 3,571,428 shares.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some proposals by shareholders may be eligible for inclusion in our proxy statement for the 2009 Annual Meeting. Submitted shareholder proposals must include proof of ownership of Ciena common stock in accordance with Rule 14a-8(b)(2). These submissions must comply with the rules of the SEC for inclusion in our proxy statement and must be received no later than October 11, 2008. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement. We strongly encourage any shareholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws.

If you wish to present a proposal or nomination before our 2009 Annual Meeting, but you do not intend to have your proposal included in our 2009 proxy statement, your proposal must be delivered no earlier than November 26, 2008 and no later than December 26, 2008. If the date of our 2009 Annual Meeting of shareholders is more than 30 calendar days before or more than seventy days after the anniversary date of the Annual Meeting, your submission must be delivered not earlier than 120 days prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the tenth day following the public announcement of the date of such meeting. The relevant bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates are available on the Corporate Governance page of the Investor Relations portion of our website at www.ciena.com.

To submit a proposal or nomination, shareholders should provide written notice to Ciena Corporation, 1201 Winterson Road, Linthicum, Maryland 21090, Attention: Corporate Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires Ciena’s directors and officers, and persons who own more than 10% of Ciena’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and The NASDAQ Stock Market. Such persons are required by SEC regulations to furnish Ciena with copies of all Section 16(a) forms that they file.

Based solely on Ciena’s review of the copies of such forms furnished to Ciena and written representations from our executive officers and directors, we believe that Mr. Gary Smith filed a Form 4 reporting a Rule 10b5-1 sale transaction late and that all other Section 16(a) filing requirements of our directors and executive officers were met.

ANNUAL REPORT ON FORM 10-K

A copy of Ciena’s annual report to shareholders for fiscal 2007, which includes the annual report on Form 10-K, has been posted on the Internet along with this proxy statement, each of which is accessible by following the instructions in the Notice. The annual report is not incorporated into this proxy statement and is not considered proxy-soliciting material.

Ciena filed its annual report on Form 10-K with the SEC on December 27, 2007. Ciena will mail without charge, upon written request, a copy of its annual report on Form 10-K for fiscal 2007, excluding exhibits. Please send a written request to Investor Relations, Ciena Corporation, 1201 Winterson Road, Linthicum, Maryland, 21090, or complete the request form on the investor relations page of Ciena’s website at www.ciena.com.

OTHER MATTERS

Management knows of no matters to be presented for action at the Annual Meeting other than those mentioned in this proxy statement. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named as proxies will vote on such other matters in accordance with their judgment of the best interests of Ciena.

HOUSEHOLDING OF PROXY MATERIALS

Shareholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of proxy materials is called “householding.” This saves Ciena money in printing and distribution costs. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the shareholders within the household.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

DIRECTIONS TO THE ANNUAL MEETING

From Washington, DC via Interstate 95 North

Follow I-95 North to Exit 53 (395 Downtown). At the third light turn right onto Pratt Street. Proceed on Pratt Street through eight lights, take a right on President Street and proceed three lights, getting into the right hand lane after the second light (Eastern Avenue). Go straight at the third light towards the Katyn Memorial. Enter the traffic circle and follow to the first right onto Aliceanna Street. The hotel entrance is approximately 100 yards on the right.

From New York and Philadelphia via Interstate 95 South

Follow I-95 South through the Fort McHenry Tunnel to Exit 53 (395 Downtown). At the third light turn right onto Pratt Street. Proceed on Pratt Street through eight lights, take a right on President Street and proceed three lights, getting into the right hand lane after the second light (Eastern Avenue). Go straight at the third light towards the Katyn Memorial. Enter the traffic circle and follow to the first right onto Aliceanna Street. The hotel entrance is approximately 100 yards on the right.

From Interstate 83 South

Follow I-83 South until it turns into President Street at Fayette Street. Follow President Street for five lights, getting into the right hand lane after the fourth light (Eastern Avenue). Go straight at the fifth light towards the Katyn Memorial. Enter the traffic circle and follow to the first right onto Aliceanna Street. The hotel entrance is approximately 100 yards on the right.

MISCELLANEOUS

Ciena will bear the cost of soliciting proxies. We have engaged The Altman Group as our proxy solicitor to help us solicit proxies for a fee of $6,500, plus reasonable out of pocket expense. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of Ciena common stock, and normal handling charges may be paid for such forwarding service. Officers and other Ciena employees, who will receive no additional compensation for their services, may solicit proxies by mail, e-mail, personal interview or telephone.

ANNEX A

CIENA CORPORATION
2008 OMNIBUS INCENTIVE PLAN

A-i

A-ii

CIENA CORPORATION
2008 OMNIBUS INCENTIVE PLAN

Ciena Corporation., a Delaware corporation (the “Company”), sets forth herein the terms of its 2008 Omnibus Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units (including deferred stock units), unrestricted stock, and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or an Affiliate shall in all cases be non-qualified stock options.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of stock options or stock appreciation rights is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation 1.414(c)-2(b)(2)(i).

2.2 “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) generally over a one-year Performance Period (the Company’s fiscal year, unless otherwise specified by the Committee).

2.3 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Restricted Stock Unit, Performance Share, Performance Share Unit or cash award under the Plan.

2.4 “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) plea of a felony or conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.10 “Company” means Ciena Corporation.

2.11 “Corporate Transaction” means (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the Company, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (iii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity owning 50% or more of the combined voting power of all classes of stock of the Company.

2.12 “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.13 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14 Reserved.

2.15 “Effective Date” means          , 2008, the date the Plan was approved by the Company’s stockholders.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

2.18 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.19 “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.20 “Grantee” means a person who receives or holds an Award under the Plan.

2.21 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.24 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.25 “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.26 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.27 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a Performance Period of up to ten years.

2.28 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.29 “Performance Measures” means measures as described in Section 14 on which the performance goals are based and which are approved by the Company’s stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.30 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.31 “Performance Share” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in shares of Stock, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.32 “Performance Share Unit” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.33 “Plan” means this Ciena Corporation 2008 Omnibus Incentive Plan.

2.34 “Prior Plans” means the 2000 Equity Incentive Compensation Plan, 1994 Third Amended and Restated Stock Option Plan, 1996 Outside Directors Stock Option Plan, ONI Systems Corp. 1999 Equity Incentive Plan, ONI Systems Corp. 1998 Equity Incentive Plan, ONI Systems Corp. 1997 Stock Option Plan, 1999 Non-Officer Stock Option Plan, Cyras Systems, Inc. 1998 Stock Plan, Omnia Communications, Inc. 1997 Stock Plan, Lightera Networks, Inc. 1998 Stock Plan, WaveSmith Networks, Inc. 2000 Stock Option and Incentive Plan, Internet Photonics, Inc. 2000 Corporate Stock Option Plan and Catena Networks, Inc. 1998 Equity Incentive Plan.

2.35 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.36 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.37 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.38 “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.39 “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.40 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.41 “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.42 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser (who is a natural person) currently providing services to the Company or an Affiliate.

2.43 “Stock” means the common stock, par value $0.01 per share, of the Company.

2.44 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.45 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.46 “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding Awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.47 “Ten Percent Stockholder” means an individual who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.48 “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1. Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2. Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who (c) comply with the independence requirements of the stock exchange on which the

Common Stock is listed. Discretionary Awards to Outside Directors shall be administered only by the Committee and may not be subject to discretion of or determination by the Company’s management.

(ii) The Board may also appoint one or more separate Committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not executive officers (as defined under Rule 3b-7 or the Exchange Act) or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board or such other person.

3.3. Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a change of control, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. In addition, the Company may terminate and cause the forfeiture of an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any Grantee who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

3.4. No Repricing.

Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or SAR, including, without limitation, by replacement, exchange or cancellation of Options or SARs for cash or another Award or award type, that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed, in each case, without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17 or Section 5.3 and may be made to make changes to achieve compliance with applicable law, including Code Section 409A.

3.5. Deferral Arrangement.

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.6. No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.7. Share Issuance/Book-Entry.

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4.	STOCK SUBJECT TO THE PLAN

4.1. Number of Shares Available for Awards.

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be eight million, all of which may be granted as Incentive Stock Options, increased by shares of Stock covered by awards granted under a Prior Plan that are not purchased or are forfeited or expire, or otherwise terminate without delivery of any Stock subject thereto, to the extent such shares would again be available for issuance under such Prior Plan. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.

4.2. Adjustments in Authorized Shares.

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

4.3. Share Usage.

Shares covered by an Award shall be counted as used as of the Grant Date. Any shares of Stock that are subject to Awards of Options shall be counted against the limit set forth in Section 4.1 as one share for every one share subject to an Award of Options. With respect to SARs, the number of shares subject to an award of SARs will be counted against the aggregate number of shares available for issuance under the Plan regardless of the number of shares actually issued to settle the SAR upon exercise. Any shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against the limit set forth in Section 4.1 as 1.6 shares for every one share granted. If any shares covered by an Award granted under the Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1, provided that any shares covered by an Award granted under a Prior Plan will again be available for making Awards under the Plan in the same amount as such shares were counted against the limits set forth in the applicable Prior Plan. The number of shares of Stock available for issuance under the Plan shall not be increased by (i) any shares of Stock tendered or withheld or Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as described in Section 12.2, or (ii) any shares of Stock deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations as described in Section 18.3.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of the Effective Date, any Awards made hereunder shall be null and void and of no effect. Following the Effective Date no awards will be made under the Prior Plans.

5.2. Term.

The Plan shall terminate automatically ten years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3. Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would: (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of shares of Stock that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers and Other Persons.

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2. Successive Awards and Substitute Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of a SAR that is a Substitute Award (as defined in Section 2.46) may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder.

6.3. Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is one million per 12 month period;

(ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is one million per 12 month period; and

(iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any 12 month period by any person eligible for an Award shall be $5,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a Performance Period by any person eligible for an Award shall be $25,000,000.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such Options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2. Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3. Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4. Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5. Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6. Method of Exercise.

Subject to the terms of Article 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company of notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.7. Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8. Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9. Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10. Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11. Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.12. Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten days thereof.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.

9.2. Other Terms.

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3. Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR.

9.4. Transferability of SARS.

Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5. Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1. Grant of Restricted Stock or Restricted Stock Units.

Awards of Restricted Stock or Restricted Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2. Restrictions.

(a) At the time a grant of Restricted Stock or Restricted Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period. The Board may in its sole discretion, at the time a grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units as described in Article 14. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Restricted Stock Units.

(b) Notwithstanding the terms of Section 10.2(a), and subject to Section 10.9 below, (i) Restricted Stock and Restricted Stock Units that vest solely by the passage of time shall not vest in full in less than three years from the Grant Date; and (ii) Restricted Stock and Restricted Stock Units that vest, or are subject to acceleration of vesting, upon the achievement of performance targets shall not vest in full in less than one year from the Grant Date. The foregoing restriction shall not apply to Restricted Stock or Restricted Stock Unit Awards assumed in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies.

10.3. Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4. Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5. Rights of Holders of Restricted Stock Units.

10.5.1. Voting and Dividend Rights.

Holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2. Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6. Termination of Service.

(a) Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units.

(b) Notwithstanding the terms of Section 10.6(a), and subject to Section 10.9 below, the Board may not (i) grant Restricted Stock or Restricted Stock Units that provide for acceleration of vesting, except in the case of a Grantee’s death, disability or retirement, or upon or in connection with a Corporate Transaction, or upon the satisfaction of performance-based vesting conditions as provided in Section 10.2(b)(ii); or (ii) waive vesting restrictions or conditions applicable to Restricted Stock or Restricted Stock Units, except in the case of a Grantee’s death, disability or retirement or upon or in connection with a Corporation Transaction. The foregoing restriction shall not apply to Restricted Stock or Restricted Stock Unit Awards assumed in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies.

10.7. Purchase of Restricted Stock and Shares Subject to Restricted Stock Units.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock or shares of Stock subject to vested Restricted Stock Units from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Restricted Stock Units (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Restricted Stock Units. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past or future Services rendered to the Company or an Affiliate.

10.8. Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit once the share of Stock represented by the Restricted Stock Unit has been delivered.

10.9. Unrestricted Pool.

Notwithstanding anything to the contrary in this Plan, Restricted Stock and Restricted Stock Unit Awards may be (i) granted with vesting terms that do not comply with the requirements of Section 10.2(b); (ii) granted with terms providing for the acceleration of vesting that do not comply with Section 10.6(b)(i), and/or (iii) subsequent to the date of grant, modified to provide acceleration of vesting terms that do not comply with Section 10.6(b)(ii), provided that, in no event, shall the aggregate number of shares underlying Restricted Stock and Restricted Stock Unit Awards granted or modified as contemplated in this Section 10.9 exceed five percent of the shares authorized for issuance in Section 4.1 hereof. In calculating compliance with this limitation, the share usage rules set forth in Section 4.3 shall apply.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher Purchase Price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan, which Awards shall be deducted from the five percent limitation set forth in Section 10.9. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1. General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2. Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3. Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4. Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including, without limitation, Service.

13.	RESERVED.

14.	TERMS AND CONDITIONS OF PERFORMANCE SHARES, PERFORMANCE SHARE UNITS, PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

14.1. Grant of Performance Share Units/Performance Shares.

Subject to the terms and provisions of this Plan, the Board, at any time and from time to time, may grant Performance Share Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

14.2. Value of Performance Share Units/Performance Shares.

Each Performance Share Unit shall have an initial value that is established by the Board at the time of grant. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Share Units/Performance Shares that will be paid out to the Participant.

14.3. Earning of Performance Share Units/Performance Shares.

Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Share Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Share Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

14.4. Form and Timing of Payment of Performance Share Units/Performance Shares.

Payment of earned Performance Share Units/Performance Shares shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned Performance Share Units/Performance Shares in the form of cash or in shares (or in a combination thereof) equal to the value of the earned Performance Share Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Performance Share Units/Performance Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

14.5. Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.6. Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees.

Subject to the terms and provisions of this Plan, the Board, at any time and from time to time, may grant Performance Awards, Annual Incentive Awards or other cash awards. If and to the extent that the Board determines that any Award to be granted to a Grantee who is designated by the Board as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1. Performance Goals Generally.

The performance goals for such Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2. Timing For Establishing Performance Goals.

Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any Performance Period applicable to such Awards and (ii) the day on which 25% of any Performance Period applicable to such Awards has expired, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.6.3. Settlement of Awards; Other Terms.

Settlement of such Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance Award or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of Awards.

14.6.4. Performance Measures.

The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

a. net earnings or net income;

b. operating earnings;

c. pretax earnings;

d. earnings (or loss) per share;

e. share price, including growth measures and total stockholder return; and appreciation in and/or maintenance of the price of the shares of Stock or any publicly traded securities of the Company;

f. earnings (or losses), including earnings or losses before taxes, earnings (or losses) before interest and taxes, earnings (or losses) before interest, taxes and depreciation, earnings (or losses) before interest, taxes, depreciation and amortization, or earnings (or losses) before interest, taxes, depreciation, amortization and stock-based compensation, and other similar adjustments to earnings (or losses);

g. bookings, orders, sales or revenue, or growth in these measures, whether in general, by type of product or product line, by service, or by customer or type of customer;

h. net income (or loss) before or after taxes and before or after allocation of corporate overhead and bonus;

i. gross or operating margins;

j. gross profit;

k. return measures, including return on assets, capital, investment, equity, sales or revenue;

l. cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment and cash flow per share;

m. productivity ratios;

n. expense targets or improvement in or attainment of expense levels or cost reductions;

o. market share;

p. financial ratios as provided in credit agreements of the Company and its subsidiaries;

q. working capital targets;

r. cash or equivalents at the end of the fiscal year or fiscal quarter;

s. implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, recruiting and maintaining personnel, and strategic or operational objectives;

t. completion of acquisitions of business or companies;

u. completion of divestitures and asset sales; and

v. any combination of any of the foregoing business criteria.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (f) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5. Evaluation of Performance.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30, in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual or quarterly report filed with the SEC, or in the Company’s press release announcing its annual or quarterly results of operations filed with the SEC on Form 8-K; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6. Adjustment of Performance-Based Compensation.

Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Board shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

14.6.7. Board Discretion.

In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining stockholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7. Status of Section Awards Under Code Section 162(m).

It is the intent of the Company that Awards under Section 14.6 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Share Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any

Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16.	REQUIREMENTS OF LAW

16.1. General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2. Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1. Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan, including, without limitation, the limits set forth in Section 6.3, shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2. Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Restricted Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Restricted Stock Units would have been entitled to receive immediately following such transaction.

17.3. Corporate Transaction in which Awards are not Assumed.

Upon the occurrence of a Corporate Transaction in which outstanding Options, SARs, Restricted Stock Units and Restricted Stock are not being assumed, substituted or continued:

(i) all outstanding shares of Restricted Stock shall be deemed to have vested, and all Restricted Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Restricted Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Restricted Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Board shall send notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

17.4. Corporate Transaction in which Awards are Assumed.

The Plan, Options, SARs, Restricted Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Restricted Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Restricted Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices.

17.5. Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Restricted Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2, 17.3 and 17.4. This Section 17 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change of control events that are not Corporate Transactions.

17.6. No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.	GENERAL PROVISIONS

18.1. Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2. Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3. Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or otherwise pursuant to any Award. In furtherance of the foregoing, the Company may provide in an Award Agreement that the Grantee shall, as a condition of accepting the Award, direct a bank or broker, upon vesting, exercise or otherwise, to sell a portion of the Shares underlying such Award that represent the amount, reasonably determined by the Company it its discretion, necessary to cover the Company’s withholding obligation related to the Award and remit the appropriate cash amount to the Company. If not otherwise provided in an Award Agreement, at the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.

18.4. Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5. Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6. Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7. Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8. Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9. Section 409A of the Code.

The Board intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

* * *

To record adoption of the Plan by the Board as of December 12, 2007, and approval of the Plan by the stockholders on          , 2008, the Company has caused its authorized officer to execute the Plan.

CIENA CORPORATION

By:

Title:

ANNEX B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CIENA CORPORATION

Ciena Corporation, a corporation organized and existing under the laws of the state of Delaware, hereby certifies as follows:

1. The corporation was originally incorporated under the name “Hydralite Incorporated”, and the date of filing of the original Certificate of Incorporation of the corporation with the Secretary of State of the State of Delaware is November 2, 1992. A Restated Certificate of Incorporation was filed on April 8, 1994, a Second Restated Certificate of Incorporation was filed on December 20, 1994, and a Third Restated Certificate of Incorporation was filed on December 20, 1995 (the “Third Restated Certificate of Incorporation”).

2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Third Restated Certificate of Incorporation of this corporation as heretofore amended or supplemented.

3. This Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and approved by the stockholders at the regularly scheduled annual meeting of the stockholders of said corporation.

4. The text of the Third Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

FIRST:  The name of the corporation is Ciena Corporation (the “Corporation”).

SECOND:  The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporate Service Company.

THIRD:  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).

FOURTH:  The Corporation shall have the authority to issue two classes of shares to be designated respectively “Preferred Stock” and “Common Stock.” The total number of shares of stock that the Corporation shall have the authority to issue is 310,000,000 shares of capital stock, par value $0.01 per share. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is 20,000,000, par value $0.01 per share. The total number of shares of Common Stock which the Corporation shall have the authority to issue is 290,000,000, par value $0.01 per share.

The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Restated Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, including sinking fund provisions, the redemption price or prices, the liquidation preferences and the other preferences, powers, rights, qualifications, limitations and restrictions of any wholly unissued class or series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them.

The Board of Directors is further authorized to increase or decrease the number of shares of any series of Preferred Stock, the number of which was fixed by it, subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding, subject to the limitations and restrictions stated in the resolutions of the Board of Directors originally fixing the number of shares of such series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH:  RESERVED.

SIXTH:  The following provisions are inserted for purposes of the management of the business and conduct of the affairs of the Corporation and for creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

(a) (1) The number of directors shall initially be set at nine and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The directors shall be divided into three classes consisting of two or more directors each, with the term of office of the first class (Class I) to expire at the 1998 annual meeting of stockholders; the term of office of the second class (Class II) to expire at the 1999 annual meeting; the term of office of the third class (Class III) to expire at the 2000 annual meeting; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. The initial allocation of existing directors among the classes shall be made by determination of the Board of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, a vacancy resulting from the removal of a director by the stockholders as provided in Article SIXTH Section (a)(iii) below may be filled at a special meeting of the stockholders held for that purpose. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

(2) Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(3) Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders as provided in Article SIXTH, Section (a)(i) above. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation or removal of any director.

(b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by ballot.

(c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation, as restated from time to time, or by the bylaws) shall be vested in and exercised by the Board of Directors.

(d) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

(e) Special meetings of stockholders of the Corporation may be called only (1) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or (2) by the holders of not less than ten percent of all of the shares entitled to cast votes at the meeting.

(f) The Board of Directors is expressly empowered to adopt, amend or repeal bylaws of the Corporation. Any adoption, amendment or repeal of bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the bylaws of the Corporation. Any adoption, amendment or repeal of bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class.

SEVENTH:  The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal Articles SIXTH, SEVENTH, EIGHTH and NINTH.

EIGHTH:  To the fullest extent permitted by the Delaware General Corporation Law, no director of the Corporation shall have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that nothing in this article shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under § 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. In the event the Delaware General Corporation Law is amended after the date hereof so as to authorize corporate action further eliminating or limiting the liability of directors of the Corporation, the liability of the directors shall thereupon be eliminated or limited to the maximum extent permitted by the Delaware General Corporation Law, as so amended from time to time.

NINTH:  The Corporation shall indemnify any person:

(a) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good-faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe such person’s action was unlawful, or

(b) who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matters as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The rights conferred on any director of the Corporation under this Article NINTH shall inure to the benefit of any entity that is affiliated with such director and that is a stockholder of the Corporation.

Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specified case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the board of directors of a majority vote of the quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article NINTH. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

The indemnification and advancement of expenses provided by or granted pursuant to, this Article NINTH shall not be deemed exclusive of any other rights to which one seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in such capacity or arising our of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article NINTH.

For purposes of this Article NINTH, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article NINTH with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

For purpose of this Article NINTH, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article NINTH.

The indemnification and advancement of expenses provided by, or granted pursuant to this Article NINTH shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

IN WITNESS WHEREOF, the undersigned do execute this Certificate and affirm and acknowledge, under penalties of perjury, that this Certificate are their act and deed and that the facts stated herein are true, this           day of          , 2008.

Gary B. Smith
President and Chief Executive Officer

Attest:

Russell B. Stevenson, Jr.
Senior Vice President, General Counsel
and Secretary

002CS-60909

	000004	000000000.000000 ext 000000000.000000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000000 ext 000000000.000000 ext
000000000.000000 ext           000000000.000000 ext
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted via the Internet or telephone must be received by 1:00 a.m., Eastern Time, on March 26, 2008.
Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	C0123456789	12345

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote “FOR” all of the nominees listed and “FOR” Proposals 2 – 4 below.

1.	Election of class II Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+

	01 - Harvey B. Cash	☐	☐	☐	02 - Judith M. O’Brien	☐	☐	☐	03 - Gray B. Smith	☐	☐	☐

		For	Against	Abstain

2.	Approval of the 2008 Omnibus Incentive Plan.	☐	☐	☐

3.	Approval of an amendment and restatement of Ciena’s Third
Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 140
	million to 290 million and to make certain other changes.	☐	☐	☐

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as Ciena’s independent registered public accounting firm for the fiscal year ending October 31, 2008.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CIENA CORPORATION

1201 Winterson Road Linthicum, Maryland 21090
Proxy for Annual Meeting of Shareholders to be held March 26, 2008
This Proxy is solicited on behalf of the Board of Directors
By signing below, the undersigned hereby revokes all previous proxies and appoints Gary B. Smith, James E. Moylan, Jr. and Russell B. Stevenson, Jr., or any of them, the proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Ciena Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, March 26, 2008 at 3:00 p.m., or any adjournment thereof.

You are encouraged to specify your choices by marking the appropriate boxes. If no directions are indicated, the proxies will have authority to vote “FOR” the nominees listed in Proposal 1 and “FOR” Proposals 2 - 4. The proxies are authorized to vote upon such other business as may come before the meeting in their discretion.